An offering statement pursuant to Regulation A (17 CFR 230.251, et seq.) relating to the securities described herein (the “Securities”) has been filed with the U.S. Securities and Exchange Commission. Information contained in this preliminary offering circular (the “Preliminary Offering Circular”) is subject to completion or amendment. The Securities may not be sold nor may offers to buy be accepted before the Offering Statement is qualified. This Preliminary Offering Circular will not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of the Securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. The issuer of the Securities may elect to satisfy its obligation to deliver a final offering circular (“Final Offering Circular”) by sending you a notice within two business days after the completion of its sale to you that contains the uniform resource locator where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular (Subject to Completion)	July 26, 2022

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

ITEM 1.

COVER PAGE OF PRELIMINARY OFFERING CIRCULAR

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

As soon as practicable after the date as of which the Offering Statement has been qualified by the Commission

Mr. Mango LLC

9570 West Pico Boulevard

Los Angeles, CA 90035

+(310) 746-1400

https://skybound.com (the contents of which do not constitute part of this Offering Circular)

Up to [*] Units

Aggregate Offering Amount: $75,000,000

Minimum Investment: [*]

Mr. Mango LLC, a Delaware limited liability company (“we,” “us,” “our,” or the “Company”), is conducting a Regulation A Tier 2 offering (this “Offering”) of Common Interests, each of which represent an ownership interest in the Company, subject to the conditions set forth in “Securities Being Offered” (“Unit or “Units,” as applicable). The number of Units subject to this Offering is [*]. Of that amount, we are offering for sale, to the public, up to [*] Units at a fixed price of $[*] per Unit (the “Offering Price”). The minimum purchase per investor is $[*] ([*] Units). Additional purchases may be made in multiples of $[*] ([*] Units). No investor will be entitled to a fractional Unit. If the purchase price paid, divided by the Offering Price, results in a number of Units that is not a whole number, the number of Units to which the investor is entitled will be rounded down to the nearest whole number.

This Offering, which is not subject to the sale of any minimum number of Units, is being conducted on a “best efforts” basis through a registered broker-dealer, which will be paid (i) a brokerage commission, in cash, of 6% of the first $20,000,000 of the aggregate Offering Price of all Units sold in this Offering, 5% of the next $30,000,000 of the aggregate Offering Price of all Units sold in this Offering, and 1.5% of all dollar value over $50,000,000 of the aggregate Offering Price of all Units sold in this Offering (the “Brokerage Commission”); and (ii) a securities commission – that is, a commission paid in Units – of 1.5% of all Units sold in this Offering, provided the aggregate Offering Price of all Units sold in this Offering is equal to or exceeds $25,000,000. [The [*] Units not being offered for sale in this Offering are being reserved for the payment of that securities commission, as described below]. No Company officer or director who introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales.

Sale of the Units will commence within two calendar days after the date (the “Qualification Date”) as of which the Commission qualifies the offering statement (the “Offering Statement”) related to this offering circular (this “Offering Circular”). The Units will be offered for sale on a continuous basis, pursuant to Rule 251(d)(3)(i)(F) of Regulation A (“Regulation A”) under the Securities Act of 1933 (the “Securities Act”), until the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Units offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Units sold and the amount of capital raised. If we sell all of the [*] Units we are offering, our gross proceeds will be $75,000,000. All funds raised will become available to us and will be used as described under “Use of Proceeds.” Investors are advised that unless their subscriptions are rejected, they will not be entitled to a return of their subscription funds and could lose their entire investment.

If any subscriptions are rejected, the associated sale proceeds will be returned to the related investors, without interest. Otherwise, because this Offering is not conditioned on the sale of any minimum number of Units, proceeds from the sale of Units will be retained by the Company.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public		Underwriting Discount and Commissions			Proceeds to Company(2)		Proceeds to Other Persons
Per Unit:	$	[*]	$	[*]	(1)	$	[*]	$0.00
Total Minimum:		N/A		N/A	(1)		N/A	N/A
Total Maximum:		$75,000,000.00		$ 3,075,000	(1)		$68,250,000	$274,995

(1)	The Units are being offered on a “best efforts” basis through OpenDeal Broker LLC (“ODB”), a broker-dealer registered with the Commission and admitted to membership in the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). As of the date of this Offering Circular, the Company is a party to a selling agreement with ODB. The Brokerage Commission (defined above) will be paid to ODB with respect to all Units sold in this Offering. In addition to the Brokerage Commission, ODB will also receive a securities commission, payable in Units, equal to 1.5% of all Units sold in this Offering, provided the aggregate Offering Price for all Units sold in this Offering is equal to or exceeds $25,000,000. We may be required to indemnify ODB and possibly other parties with respect to disclosures made in this Offering Circular. We reserve the right, in connection with this Offering, to enter into posting agreements with equity crowdfunding firms not associated with FINRA member firms, for which we may pay non-contingent fees as compensation. See “Plan of Distribution” for details regarding the compensation payable to third-parties in connection with this Offering.
(2)	The amounts shown in “Proceeds to the Company” reflect amounts after deducting our organization and offering costs, which include legal, accounting, printing, due diligence, marketing, consulting, referral fees, selling and other costs incurred in this Offering. See “Use of Proceeds” and “Plan of Distribution” for details.

THE UNITS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF CERTAIN STATES. THE UNITS ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH STATE LAWS. THE SHARES AND WARRANTS UNDERLYING THE UNITS MAY BE SUBJECT IN VARIOUS STATES TO RESTRICTION ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND SUCH STATE LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. NEITHER THE UNITS, THE SHARES NOR THE WARRANTS HAVE BEEN APPROVED OR DISAPPROVED BY THE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

As of the date of this Offering Circular, no public market exists for the Units, and no such public market may ever develop. If it does, it may not be sustained. As of the date of this Offering Circular, the Units are not traded on any exchange or on the over-the-counter market, and we can provide no assurance that it will ever be quoted on a stock exchange or a quotation service. We anticipate that proceeds from this Offering will be employed as outlined in “Use of Proceeds” and “Description of Business.” For more information on the Units, see “Securities Being Offered.”

These are speculative securities. Investing in them involves significant risks. You should invest in them only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 6.

This Offering Circular follows the offering circular disclosure format of Part II of Form 1-A.

Offering Circular Dated July 26, 2022

Implications of being an Emerging Growth Company

As an issuer with less than $1 billion in total gross revenues during our last fiscal year, we will qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). This will be significant if and when we become subject to the ongoing reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). An emerging growth company may take advantage of certain reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	will not be required to obtain an auditor attestation on our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	will not be required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements analyzing how these elements compare with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

●	will not be required to obtain a non-binding advisory vote from our members on executive compensation or golden parachute arrangements;

●	will be exempt from certain executive compensation disclosure provisions requiring a pay for performance graph and CEO pay ratio disclosure; and

●	may present only two years of financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations (or MD&A) disclosure.

We intend to take advantage of all these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards, and hereby elect to do so. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under Section 107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act or until such earlier time, if any, as we no longer meet the definition of an emerging growth company. We would no longer be an emerging growth company if our revenues exceeded $1.07 billion; if we issued more than $1.0 billion in nonconvertible debt in a three-year period; or if the market value of the common equity held by the public exceeded $700 million as of our fiscal year-end.

We do not intend to register a class of securities under Section 12 of the Exchange Act.

THIS OFFERING CIRCULAR MAY NOT BE REPRODUCED IN WHOLE OR IN PART, AND ITS USE FOR ANY PURPOSE OTHER THAN AN INVESTMENT IN THE SECURITIES IS NOT AUTHORIZED AND IS PROHIBITED.

THIS OFFERING IS SUBJECT TO WITHDRAWAL OR CANCELLATION BY THE COMPANY AT ANY TIME AND WITHOUT NOTICE. THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART NOTWITHSTANDING TENDER OF PAYMENT OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE NUMBER OF SECURITIES SUBSCRIBED FOR BY SUCH INVESTOR.

THE OFFERING PRICE OF THE SECURITIES HAS BEEN DETERMINED BY THE COMPANY AND DOES NOT NECESSARILY BEAR ANY SPECIFIC RELATION TO THE ASSETS, BOOK VALUE OR POTENTIAL EARNINGS OF THE COMPANY OR ANY OTHER RECOGNIZED CRITERIA OF VALUE.

2

ADVICE OF FORWARD-LOOKING STATEMENTS

Certain statements in this Offering Circular constitute forward-looking statements. When used in this Offering Circular, the words “may,” “will,” “should,” “project,” “anticipate,” “believe,” “estimate,” “intend,” “expect,” “continue,” and similar expressions or the negatives thereof are generally intended to identify forward-looking statements. Such forward-looking statements, including the intended actions and performance objectives of the Company, involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of the Company to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements. No representation or warranty is made as to future performance or such forward-looking statements. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectation with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those that we anticipate and that are expressed or implied by the use of such forward-looking statements and, for many reasons, are subject to certain risks. All forward-looking statements in this Offering Circular speak only as of this Offering Circular’s date, based on information available to us (taking into consideration that certain information is unknown or not available to us) as of the date hereof, and we assume no obligation to update any forward-looking statement or information contained in this Offering Circular.

3

ITEM 2.

4

ITEM 3.

SUMMARY OF OFFERING

This Summary of Offering highlights information contained elsewhere in this Offering Circular and does not contain all of the information you should consider before investing in the Units. Before making an investment decision, you should read the entire Offering Circular carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements. An investment in the Units presents substantial risks and you could lose all or substantially all of your investment.

Mr. Mango LLC (the “Company,” “we,” “us” or “our”), is a Delaware limited liability company formed on December 14, 2016.  The Company, together with its subsidiaries, is a multiplatform entertainment company that engages with creators and their intellectual properties to create engaging content and deliver one-of-a-kind experiences to fans. The Company extends creator’s stories across platforms including comics, television, film, video games, tabletop, books, digital content, audio programming, and beyond. The Company is home to critically acclaimed global franchises including The Walking Dead, Invincible, Superfight, and Impact Winter.  The Company maintains key partnerships across the entertainment industry including Universal Pictures and Image Comics, holds a first look development deal with Audible, and has engaged an ongoing strategic business partnership with mobile games publisher and developer 5th Planet Games (OAX: FIVEPG). The Company’s capabilities include publishing, production, and global distribution for video games across all genres, including the multi-million unit selling Telltale’s The Walking Dead video game series. Skybound Games is also a strategic global marketing and distribution partner of Striking Distance Studios for the highly-anticipated survival-horror game The Callisto Protocol.

The Company is hereby offering up to [*] Units, on a “best efforts” basis. As of the date of this Offering Circular, there is no public market for the Company’s securities, and no such public market may ever develop. An investment in the Units involves a high degree of risk. You should purchase Units only if you can afford to lose your entire investment (see “Risk Factors” beginning on page 6 of this Offering Circular).

Sale of the Units will commence within two calendar days after the date (the “Qualification Date”) as of which the Commission qualifies the Offering Statement. The Company will offer the Units for sale until the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Units offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Units sold and the amount of capital raised. The period during which the Company is offering Units for sale is referred to in this Offering Circular as the “Offering Period.” The Company is offering, for sale, Units with an aggregate Offering Price of $75,000,000 (see “Plan of Distribution”). Unless the Offering Period is terminated earlier in accordance with this Offering Circular, this Offering will end on the date on which the Company has accepted subscriptions for up to [*] Units. During the Offering Period, unless the terms of this Offering are revised, Units will be offered at $[*] per Share (the “Offering Price”). During the Offering Period (as it may be extended), investor funds, excluding any interest, will be promptly returned if subscriptions are rejected.

The minimum purchase per investor is $[*] ([#] Units). [Additional purchases may be made in multiples of $[*] ([*] Units)]. No investor will be entitled to a fractional Unit. If the purchase price paid, divided by the Offering Price, results in a number of Units that is not a whole number, the number of Units to which the investor is entitled will be rounded down to the nearest whole number. No member of the Company is selling Units in this Offering.

Tier 2 Reporting Requirements

As the Company is conducting the Offering pursuant to Regulation A Tier 2, the Company will be required to file annual, semiannual, and current reports with the Commission on an ongoing basis.

5

RISK FACTORS

Investing in the Units involves a high degree of risk and many uncertainties. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase the Units. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occur, our business, results of operations and financial condition may suffer significantly. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

Risks associated with the Company and its business model.

The Company depends on key personnel to maintain its competitive position.

The ability of the Company to maintain its competitive position depends, to a large degree, on the services of the Company’s management team and managers. The loss or diminution in the services of members of the management team or an inability to attract, retain and maintain additional management personnel could have a material adverse effect on the Company’s financial performance. Competition for personnel with relevant expertise is intense because of the small number of qualified individuals, and that competition may seriously affect the Company’s ability to retain its existing management and attract additional qualified management personnel, which could have a significant adverse impact on the Company’s financial performance.

The Company operates within a highly competitive industry.

Our competition with competing mid-size, multi-platform businesses within the art and entertainment industry such as Skydance Media, Annapurna, Legendary and even large multi-platform entertainment companies such as the Walt Disney Corporation, Netflix, Amazon and Electronic Arts could lead to the Company’s being unable to become profitable. This competitive environment may impede the Company’s ability to market efficiently and continue building brand awareness.

This competitive industry also witnesses consistent development of new business models, which the Company may struggle to maintain a robust financial position against. Such competition could lead to the Company’s inability to continue being profitable or maintain or grow its customer base.

The Company may be unable to maintain brand awareness to the extent necessary to continue being profitable.

We believe developing and maintaining awareness of and consumer engagement with our brand in a cost-effective manner is critical to achieving widespread acceptance of our existing and future services and is an important element in attracting new customers and maintaining old customers. Successful promotion of our brand will depend largely on the effectiveness of our marketing efforts and on our ability to provide attractive products at competitive prices. Our efforts to build our brand will involve significant expense. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses incurred in building our brand. If our efforts to promote and maintain our brand are not successful, we may fail to attract enough new customers and maintain old customers to the extent necessary to realize a sufficient return on our brand-building efforts, and our business could suffer.

The Company’s products may fail to maintain and attract customers.

The success of the Company depends on obtaining, retaining and expanding its customer base. If we cannot attract and maintain customers, the Company may not be financially successful. It is possible that the Company may fail to do so, which would negatively impact the Company’s financial performance and therefore the potential value of the Units.

6

The Company’s intellectual property rights could be unenforceable or ineffective, and the Company could be subject to claims for intellectual property infringement.

One of the Company’s most valuable assets is its intellectual property. Companies, organizations, or individuals, including competitors, may hold or obtain copyright, trademarks, or other proprietary rights that would prevent, limit, or interfere with the Company’s ability to make, use, develop, sell, or market all or portions of its products, which would make it more difficult for the Company to operate its business. These third parties may have applied for, been granted, or obtained copyrights or trademarks that relate to intellectual property that competes with the Company’s intellectual property, thereby requiring the Company to develop or obtain alternative products, or obtain appropriate licenses for such products, which may not be available on acceptable terms or at all. Such a circumstance may result in the Company’s having to significantly increase development efforts and resources to redesign some of its products in order to safeguard the Company’s competitive edge against competitors in the same industry. There is a risk that the Company’s means of protecting its intellectual property rights may not be adequate, and weaknesses or failures in this area could adversely affect the Company’s business or reputation, financial condition, and/or operating results.

From time to time, the Company may receive communications from holders of copyrights or trademarks regarding their proprietary rights. Companies holding copyrights or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge the Company to enter into licensing arrangements. In addition, if the Company is determined to have infringed upon a third party’s intellectual property rights, the Company may be required to cease offering its products, pay substantial damages, seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms or at all, and/or establish and maintain alternative branding for the Company’s products. The Company may also need to file lawsuits to protect its intellectual property rights from infringement from third parties, which could be expensive, and time-consuming; and could distract management’s attention from its core operations.

The Company faces risks of malicious cyberattacks, which may damage the Company’s reputation, intellectual property, and products.

Like other companies in the entertainment industry, the Company faces risk of malicious cyberattacks. Some of the Company’s products are delivered to customers through streaming services and over the internet. A cyberattack may render such streaming or other internet services inaccessible and frustrate customer demands, leading to reputational damage and interrupted revenue for the Company if viewers do not obtain the products they paid for. Additionally, cyber attacks may result in intellectual property theft and leaks, which can also interrupt the Company’s revenue stream and lead to reputational damage. Such potential losses may cause the Company to lose its market share and harm the Company’s financial performance.

The Company relies on key talent in the entertainment industry, such as writers, actors and performers, for the success of its products.

The Company’s film and television products feature creative input from writers and performances from entertainers. If such talent fails to fulfill their duties, the Company may bear additional costs to remedy such failures. Loss of or the inability to retain talent presents the risk of monetary loss for the Company. Additionally, there is no guarantee that performers will not engage in risky or uncomplimentary behaviors that damage the reputation of the Company. Such reputational harm may negatively affect the Company’s financial performance.

The Company faces third party liability exposure.

In order to distribute its products to a broad consumer base, the Company often contracts with third parties. Despite the precautions the Company takes and third-party liability insurance, many unforeseen events may occur that result in the Company’s third-party liability. The Company may incur losses as a result of such third-party liability exposure.

We may continue to be significantly affected by the worldwide effects of the COVID-19 pandemic.

In December 2019, a novel strain of coronavirus that was reported to have surfaced in Wuhan, China, emerged as the cause of the disease now commonly referred to as COVID-19. It has spread to many countries, including the United States, and was declared to be a pandemic by the World Health Organization. Efforts to contain the spread of COVID-19 intensified and the U.S., Europe and Asia implemented certain shifting travel restrictions and social distancing. The impacts of the outbreak continue to rapidly evolve and change. A widespread health crisis has adversely affected and could continue to affect the global economy that could negatively impact the value of the Units and investor demand for the Units generally.

7

The continued spread of COVID-19 has also led to severe disruption and volatility in the global capital markets, which could increase our cost of capital and/or adversely affect our ability to access the capital markets in the future and could cause a further economic slowdown or recession or other unpredictable events, any of which could adversely affect our business, results of operations or financial condition.

The extent to which COVID-19 continues to affect our financial results will depend on future developments, which are highly uncertain and cannot be predicted at this time.Moreover, the COVID-19 outbreak has had and may continue to have indeterminable adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that COVID-19 continues to harm the global economy generally.

The occurrence of natural disasters may adversely affect our business, financial condition and results of operations following our business combination.

The occurrence of natural disasters, including hurricanes, floods, earthquakes, tornadoes, fires and pandemic disease may adversely affect our business, financial condition or results of operations. The potential impact of a natural disaster on our results of operations and financial position is speculative and would depend on numerous factors. The extent and severity of these natural disasters determines their effect on a given economy. Although the long-term effect of diseases such as the COVID-19 “coronavirus,” H5N1 “avian flu,” or H1N1, the swine flu, cannot currently be predicted, previous occurrences of avian flu and swine flu had an adverse effect on the economies of those countries in which they were most prevalent. We cannot assure investors that natural disasters will not occur in the future or that our business, financial condition and results of operations will not be adversely affected.

The Company may incur significant costs complying with regulations.

Although the First Amendment to the U.S. constitution provides strong protection to free speech, the protection is not absolute. Media content falling under unprotected categories could contribute to potential civil or criminal liability for the Company. The production and distribution of media content will also be subject to complex federal, state and local laws, rules and regulations. Compliance with these laws could impose substantial costs on the Company.

Our limited liability operating agreement includes an arbitration and forum selection clause, which could limit our members’ ability to obtain a favorable judicial forum for disputes with us.

Our limited liability operating agreement requires that JAMS arbitration is the sole and exclusive forum for any dispute, claim, or controversy arising out of or relating to the limited liability operating agreement (together with all amendments, the “Operating Agreement”) or the Company’s Certificate of Formation. Any person or entity purchasing or otherwise acquiring any Unit is deemed to have notice of and consented to the foregoing provisions. This forum selection provision in our Operating Agreement may limit our members’ ability to obtain a favorable judicial forum for disputes with us. It is also possible that, notwithstanding the forum selection clause included in our Operating Agreement, an arbitrator could rule that such a provision is inapplicable or unenforceable.

Risks associated with this Offering and the Units

There is no direct correlation between the Offering Price of the Units and the Company’s asset value, net worth, earnings, or any other established criteria of value.

The Offering Price of $[*] per Unit has been determined by the management of the Company and bears no direct relationship to the Company’s asset value, net worth, earnings or any other established criteria of value. Investors purchasing Units under the incorrect assumption of a direct correlation between Company value and the price at which the Units are being offered for sale may be assuming more risk than intended and must clearly understand that they can lose all or any part of their investment.

8

The Company is unable to provide assurances that it will successfully raise the funds necessary to achieve its desired use of the proceeds.

Although the Company is attempting to raise $75,000,000 in this Offering, it is engaging in this Offering on a “best efforts” basis and, therefore, the Company is not obligated to raise the full $75,000,000. The Company has, and will have, the right to close on one or more subscriptions for the Units, and to immediately begin using the proceeds of such subscriptions, regardless of the amounts raised, notwithstanding that the Company may not have received subscriptions for all or even substantially all of the amounts that it is seeking to raise. Because the Company cannot ensure that it will be able to (or that it will decide to) sell all or substantially all of the Units offered for sale in this Offering, the Company could close on substantially less than $75,000,000. If the Company decides to terminate this Offering before it has sold all the Units initially offered for sale, it may not have sufficient capital to achieve the desired use of its proceeds.

Even if the Company sells all the Units in this Offering, it may need substantial additional capital to fund working capital needs. There can be no assurance that additional financing will be available to the Company on commercially reasonable or acceptable terms, or at all. In addition, if the Company incurs debt, the risks associated with its business and with owning the Units could increase.

No independent valuation of the Company has been performed in determining the terms of this Offering, and the Offering Price has been arbitrarily determined by the Company and bears no relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment.

No independent valuation of the Company has been performed in determining the terms of this Offering. The Company has determined the Offering Price arbitrarily and, therefore, the Offering Price does not necessarily bear any relationship to the Company’s assets, earnings, book value, net tangible value, or other generally accepted criteria of value for investment. The Offering Price is higher than the net tangible book value per Unit immediately before the commencement of this Offering; and even with the inflow of $75,000,000 in capital if this Offering is fully subscribed, the net tangible book value per Unit immediately after the conclusion of this Offering will still be less than the portion of the Offering Price of a Unit.

An investor’s ownership interest could be significantly diluted.

An investor’s ownership interest in the Company may be subject to future dilution. The Company may, and most likely will, need to raise additional capital in the future. In connection with raising such capital, the Company may issue additional membership interests or other securities, which may include membership interests with liquidation, distribution, voting or other preferential rights that are senior to the rights of the Units. The Company also may enter into strategic partnerships or acquisitions in the future in connection with which it may need to issue additional Units or other securities, and it may issue additional Units or other securities to existing or future officers, directors, employees and consultants as compensation or incentives. As a result of the foregoing, a purchaser of Units in this Offering could find its interest in the Company diluted in the future through a decrease in the purchaser’s relative percentage ownership of the Company.

Voting control is in the hands of a few large members.

Voting control of the Company is concentrated in the hands of a small number of members. You will not be able to influence our policies or any other Company matter, including the election of the board of managers, changes to the Company’s governance documents, expanding any service provider incentive interest pool, and any merger, consolidation, sale of all or substantially all of our assets, or other major action requiring member approval. See “Securities Being Offered.” These few members will make all major decisions regarding the Company. As a minority member, you will not have a say in these decisions].

The Company may sell membership interests concurrently to certain investors on more favorable terms.

Certain investors may negotiate alternative terms for the purchase of membership units. The Company is under no obligation to amend and restate any particular unit purchase agreement, subscription agreement, or other selling document based on subsequent agreements executed with the Company on different terms or to notify investors of any alternative terms, including any that may be more favorable for certain investors.

9

ITEM 4.

DILUTION

Dilution (also known as equity dilution) occurs when a company issues new shares of equity, which results in a decrease of an existing member’s ownership percentage of that company. Dilution can also occur when holders of options to purchase membership interests, such as company employees, or holders of other optionable securities, exercise their options. When the number of membership interests outstanding increases, each existing member owns a smaller, or diluted, percentage of the company. Dilution may happen anytime a company needs additional capital and issues equity securities to obtain such additional capital.

Dilution can also occur when a company issues equity as a result of an arbitrary determination of the offering price of the membership interests being offered. In the case of this Offering, because there is no established public market for the Units, the Offering Price and other terms and conditions relating to the Units have been determined by the Company arbitrarily and do not bear any necessary relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the Offering Price or its fairness to investors.

From time to time after the termination of this Offering, we may issue additional membership interests to raise additional capital for the Company. Any such issuances may result in dilution of then existing members, including investors in this Offering. If in the future the number of membership interests outstanding increases, each existing member will own a smaller, or diluted, percentage of the Company, which, depending on the amount of capital raised by the issuance of the additional membership interests, could render the membership interests then held by members less valuable than before the new issuance. Dilution may also reduce the value of existing membership interests by reducing such membership interests’ profits per membership interest. There is no guarantee that dilution of the Units will not occur in the future.

No Common Interests (voting equity in the Company), or any other form of equity in the Company, have been issued to any officer, director, promoter of the Company (or any affiliated person) in a transaction during the 12 months preceding the date of this Offering Circular.

The Company has authorized non-voting membership interests that may be granted pursuant to the Company’s option plan for service providers (such membership interests, “Incentive Plan Interests”). The value of the Units may be diluted if such options are exercised. In addition, the Company has granted certain Common Interest Appreciation Rights (“CIARs”) for certain executives. The value of the Units may be diluted if such options and/or CIARs are exercised.

ITEM 5.

PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we have filed with the Commission, using a continuous offering process. Periodically, if we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we have filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular, the related exhibits filed with the Offering Statement, and any Offering Circular supplement, together with additional information contained in the annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission.

The Company is offering for sale up to [*] Units, at a fixed price of $[*] per Unit (the “Offering”) through OpenDeal Broker LLC, a broker-dealer registered with the Commission and admitted to membership in the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). This Offering is being conducted on a “best efforts” basis and is not conditioned on the sale of any minimum number of Units. No Company officer or director who introduces friends, family members and business acquaintances to any selling agent in this Offering will receive commissions or any other remuneration from any such sales. No member of the Company is selling Units in this Offering. If investors purchase all of the Units we are offering, our gross proceeds will be $75,000,000.

10

Sale of the Units will commence within two calendar days after the Qualification Date. This Offering will be made in the United States in as many as all fifty (50) states. It will end on the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Units offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Units sold and the amount of capital raised. The Company has the right to terminate this Offering at any time, regardless of the number of Units that have been sold.

No investor purchasing Units will have any assurance that other purchasers will invest in this Offering. Once Units are subscribed for, subscription funds will become available to us and may be transferred by the Company directly from our administrative account into our operating account for use as described in “Use of Proceeds” as set forth herein. Once subscriptions are accepted during the Offering Period, subscribers have no right to a return of their funds and could lose their entire investment. If the Company should file for bankruptcy protection or a petition for insolvency bankruptcy is filed by creditors against the Company, investor funds may become part of the bankruptcy estate and administered according to the bankruptcy laws.

As of the date of this Offering Circular, the Company is a party to an engagement agreement with OpenDeal Broker LLC, a Commission-registered broker-dealer, member of FINRA and SIPC. Pursuant to such engagement agreement, ODB will receive the Brokerage Commission, in cash, with respect to sales of Units it makes in connection with this Offering. In addition to the Brokerage Commission, ODB will receive a securities commission, payable in Units, equal to 1.5% of all Units sold in this Offering, provided the aggregate Offering Price of all Units sold in this Offering is equal to or exceeds $25,000,000. In accordance with FINRA Rule 5110(e)(1), for a period of 180 days after the Qualification Date, Units, including all Shares of Common Stock and the Warrants contained in the Units issued to ODB (the “ODB Units”), may not be exercised and neither the ODB Units nor the underlying Shares may be sold, transferred, assigned, or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of ODB Units by any person. The Warrants issued pursuant to the ODB Units will expire no later than the fifth anniversary of the commencement of sales of this Offering in accordance with FINRA Rule 5110(g)(8)(A). ODB Units to be received by ODB in connection with this Offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

Under the selling agreement with OpenDeal Broker LLC, ODB may also pass through certain ancillary costs to us up to $30,000, excluding professional fees. We may be required to indemnify ODB and possibly other parties with respect to disclosures made in this Offering Circular. Any other fees that we may pay to ODB or other third parties will not be commissions or considered as underwriting compensation. We reserve the right to enter into posting agreements with equity crowdfunding firms not associated with FINRA member firms in connection with this Offering, for which we may pay non-contingent fees as compensation.

In order to subscribe to purchase the Units, a prospective investor must complete, sign and deliver to the Company a subscription agreement (in the form attached as Exhibit 4 to the Offering Statement) and either mail or wire funds for the related subscription amount (payable to Mr. Mango LLC) in accordance with the subscription agreement’s instructions.

The Company reserves the right to reject any investor’s subscription in whole or in part for any reason or no reason. If any prospective investor’s subscription is rejected, all funds received from that investor will be returned without interest or deduction.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with this Offering. Such materials may include public advertisements and audio-visual materials, in each case only as authorized by the Company. Although any such materials will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, such materials may not give a complete understanding of this Offering, the Company or the Units and are not to be considered part of this Offering Circular. This Offering is made ONLY by means of this Offering Circular, and prospective investors must read and rely only on the information provided in this Offering Circular in connection with their decision to invest in the Units.

11

Investment Limitations

Generally, no sale may be made to a natural person in this Offering if the aggregate purchase price paid is more than 10% of the greater of that person’s annual income or net worth (or, in the case of an investor that is not a natural person, if the aggregate purchase price paid is more than 10% of the greater of that person’s revenues or net assets for its most recently completed fiscal year end). Investors must answer certain questions to determine compliance with the investment limitation set forth in Rule 251(d)(2)(i)(C) of Regulation A under the Securities Act.

Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to visit www.investor.gov.

The above noted investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 under the Securities Act.

A natural person is an accredited investor if he/she meets one of the following criteria:

● his or her individual net worth, or joint net worth with the investor’s spouse or spousal equivalent, excluding the “net value” of his or her primary residence, at the time of this purchase exceeds $1,000,000 and he or she has no reason to believe that that net worth will not remain in excess of $1,000,000 for the foreseeable future, with “net value” for such purposes being the fair value of the investor’s residence less any mortgage indebtedness or other obligation secured by the residence, but subtracting such indebtedness or obligation only if it is a liability already considered in calculating net worth1;

● he or she has individual annual income in excess of $200,000 in each of the two most recent years, or joint annual income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year;

● he or she holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status; or

● he or she is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act of 1940 (the “Investment Company Act”), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of the Investment Company Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

A business entity or other organization is an accredited investor if it is any of the following:

● a corporation, limited liability company, exempt organization described in Section 501(c)(3) of the Internal Revenue Code, business trust or a partnership, which was not formed for the specific purpose of acquiring the securities offered and which has total assets in excess of $5,000,000;

● an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, (i) if the decision to invest is made by a plan fiduciary which is either a bank, savings and loan association, insurance company, or registered investment adviser; (ii) if such employee benefit plan has total assets in excess of $5,000,000; or (iii) if it is a self-directed plan whose investment decisions are made solely by accredited investors;

● a trust, with total assets in excess of $5,000,000, which was not formed for the specific purpose of acquiring the securities offered, and whose decision to purchase such securities is directed by a “sophisticated person” as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act;

● certain financial institutions such as banks and savings and loan associations, registered broker-dealers, insurance companies, registered investment companies, registered investment advisers; investment advisers relying on certain registration exemptions, and “rural business investment companies”;

● any private “business development company” as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (the “Advisers Act”);

● any family office as defined in Rule 202(a)(11)(G)-1 under the Advisers Act with assets under management in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered, and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (any such family office, “Family Office”);

[1]	For the purposes of calculating “joint net worth” in the bullet-point paragraph above, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent. Assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard above does not require that the securities be purchased jointly.

12

● any family client, as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, of a Family Office and whose prospective investment in the issuer is directed by such Family Office;

● any entity, of a type not listed above, which was not formed for the specific purpose of acquiring the securities offered, and which owns investments in excess of $5,000,000; or

● any entity in which all of the equity owners are accredited investors.

Under Rule 251 of Regulation A, an investor that is neither an accredited investor nor a natural person is subject to the investment limitation and may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s revenue or net assets for the purchaser’s most recently completed fiscal year end. A natural person that is not an accredited investor may invest funds only to the extent that they do not exceed 10% of the greater of the purchaser’s annual income or net worth.

NOTE: A natural person’s net worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of the person’s primary residence and may exclude any indebtedness secured by that residence (up to an amount equal to its value). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

As described above, in order to purchase Units and before the Company may accept any funds from an investor, the investor will be required to represent, to the Company’s satisfaction, that he, she, or it is either an accredited investor or is in compliance with the investment limitation described in the second preceding paragraph.

The Company, subject to compliance with Rule 255 of the Securities Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, television and the Internet. We have plans to solicit investors using the Internet through a variety of existing Internet advertising mechanisms, such as search-based advertising, search engine optimization and our website. We will offer the Units (i) as permitted by Rule 251(d)(1)(ii), whereby offers may be made after the Offering Statement is filed with the Commission but before it is qualified, provided that any written offers are made by means of a preliminary offering circular that complies with Rule 254 and (ii) as permitted by Rule 251(d)(1)(iii), whereby offers may be made after the Qualification Date, provided that any written offers are accompanied with or preceded by the most recent Offering Circular filed with the Commission.

No sales will be made to any investor before the Offering Statement has been qualified by the Commission and a final Offering Circular has been made available to that investor.

Before we accept any investment funds or any subscription agreements, we will determine the states in which the prospective investors reside. Subject to the Company’s right to reject any investor’s subscription in whole or in part for any reason or no reason, we will process investments on a first-come, first-served basis, up to the maximum aggregate offering amount of $75,000,000.

ITEM 6.

USE OF PROCEEDS

We are offering for sale up to [*] Units, subject to the conditions set forth in “Securities Being Offered,” each Unit having a fixed price of $[*]. The Company is not conditioning this Offering on the sale of any minimum number of Units, meaning that we will retain the proceeds from the sale of any of the offered Units. This Offering is being conducted on a “best efforts” basis by through a registered broker-dealer that is admitted to membership in FINRA and SIPC. (See “Plan of Distribution”).

13

Sale of the Units will commence within two calendar days after the Qualification Date. This Offering will end on the earliest of (i) the 180th day after the Qualification Date (though we may, in our sole discretion, extend this Offering one or more times), (ii) the date as of which all Units offered by this Offering Circular have been sold and (iii) any such earlier time as we may determine in our sole discretion, regardless of the number of Units sold and the amount of capital raised. If all of the Units offered are purchased, our gross proceeds will be $75,000,000. The following illustrates the Company’s estimated application of proceeds. As a point of comparison, we have added a column assuming the sale of half of the offered Units (i.e., [*] Units) during the Offering Period.

Please see the table below for a summary of the Company’s intended use of proceeds from this Offering:

	$37,500,000 Comparative	% Allocation @ $35,000,000	$75,000,000 Maximum	% Allocation @ $75,000,000

Video game development projects	$8,700,000	23.2%	$17,250,000	23%
Strategic partnership for development of anime projects	$9,075,000	24.2%	$18,000,000	24%
Original television production	$6,750,000	18%	$14,250,000	19%
Executive compensation	$5,250,000	14%	$10,500,000	14%
Investing in internal marketing capabilities	$3,375,000	9%	$7,950,000	10.6%
Investment in internal legal, finance, and human resources capabilities	$1,875,000	5%	$3,750,000	5%

Subtotals	$35,025,000	93.4%	$71,700,000	95.6%

Offering Expenses (Cash Component)
Broker Commission	$2,075,000	5.9%	$3,075,000	4%
Legal Fees	$70,000	0.2%	$70,000	0.1%
Accounting and Audit Fees	$200,000	0.5%	$200,000	0.3%
Edgarization Fees	$4,995	0.0%	$4,995	0.0%
Totals	$37,500,000	6.6%	$75,000,000	4.4%

The above table is intended to provide an overview of the contemplated application (or use) of proceeds over time (approximately 24 months) as a function of the success of this Offering’s capital raise.

Assuming a raise of $37,500,000, representing 50% of the maximum offering amount, the net proceeds of this Offering would be approximately $35,025,000 after subtracting estimated offering costs of $2,075,000 to OpenDeal Broker LLC in cash commissions, $200,000 in accounting and audit fees, $70,000 in legal fees, and $4,995 in Edgarization fees. We believe that if investors subscribe for Units with an aggregate sale price of at least $37,500,000, the use of proceeds outlined above will be achievable.

Assuming a maximum raise of $75,000,000, the net proceeds of this Offering would be approximately $71,700,000 after subtracting estimated offering costs of $3,075,000 to OpenDeal Broker LLC in cash commissions, $200,000 in accounting and audit fees, $70,000 in legal fees, and $4,995 in Edgarization fees. We believe that if the Offering is fully subscribed and we raise $75,000,000, the use of proceeds outlined above will be achievable.

Assuming a raise of less than $37,500,000, we expect that the Company would not pursue spending on executive compensation or original television projects.

The Company reserves the right to change the above use of proceeds.

14

ITEM 7.

DESCRIPTION OF BUSINESS

Overview of the Company

Mr. Mango LLC is a Delaware limited liability company formed on December 14, 2016. The Company is the holding company for a multi-platform entertainment enterprise which owns and exploits intellectual property across platforms primarily including comics and other books, television, film, video games, tabletop games, digital content and audio programming.

The Company has wholly- or majority-owned subsidiaries in the art and entertainment industry.

This is JOJO, LLC is a production company organized in Delaware on December 22, 2016 which engages in certain activities related to projects in production for television and film, including engaging certain and is a signatory to the Directors Guild of America collective bargaining agreement.

Viltrumite Pants, LLC is a production company organized in Delaware on May 25, 2018 and is primarily responsible for the production of the animated television series Invincible.

Dark Stories, LLC is a production company organized in California on December 19, 2013 which engages in certain activities related to projects in production for television and film, including engaging writers and is a signatory to the Writers Guild of America collective bargaining agreement.

Tea Hot, LLC is a production company organized in California on March 3, 2016, which engages in certain activities related to projects in production for television and film, including engaging actors and is a signatory to the SAG-AFTRA collective bargaining agreement.

Bumbio, LLC is a holding company organized in Delaware on January 17, 2017.

Blah Blah Boys, LLC is a production company organized in Delaware on May 4, 2017.

Skybound, LLC is an entertainment production and distribution company organized in California on June 2, 2010.

IBO, LLC is a music publishing company organized in Delaware on December 10, 2018.

Itchy Water, LLC is a limited liability company organized in Delaware on June 30, 2016 that was formerly used for a joint venture but has no active operations.

The Competitive Landscape

The market for entertainment products is intensely competitive and subject to rapid change. We compete against providers of different sources of entertainment, such as movies, television, video games and other interactive entertainment, comic books, online casual entertainment and music that our customers could enjoy in their free time. Important competitive factors in our industry include the ability to attract and maintain strong relationships with creators, quality and creative integrity of our products, brand recognition, reputation, price and marketing. We compete against other content creators for distribution of the Company’s content across varied media and platforms. We also against other entertainment video, streaming and interactive providers, such as multichannel video programming distributors, streaming entertainment providers (including those that provide pirated content), video gaming providers and more broadly against other sources of entertainment that our customers could choose in their moments of free time. The Company’s merchandise licensing, publishing and retail businesses compete with other licensors, publishers and retailers of character, brand and celebrity names. Operating results for the merchandise business are influenced by seasonal consumer purchasing behavior and by the timing and performance of programming broadcasts, publication and game and theatrical releases.

We also compete against streaming entertainment providers and content producers in developing new relationships with creators and acquisitions or licenses of new content for exploitation by the Company according to its model across various media.

15

The Company’s internet web sites and digital content products compete with other web sites and entertainment products in their respective categories.

While consumers may maintain simultaneous relationships with multiple entertainment sources, we strive for ongoing engagement with a dedicated audience of fans of the Company’s intellectual property.

Sources of Revenue

The Company’s revenue stems from the exploitation of intellectual property owned or licensed by the Company. Revenue is derived from (1) sales of entertainment products such as video games, comic books, merchandise, tabletop games and more, which includes direct-to-consumer sales and sales through third party distributors, (2) licensing and royalties from the exploitation of the Company’s intellectual property by third parties across diverse media platforms, and (3) the Company’s provision of professional services to third parties related to the exploitation of intellectual property in the entertainment industry including marketing services, digital content production services and other producing and executive producing services.

The Company’s Team

As of the date of this Offering Circular, the Company employs 223 full-time employees and 5 part-time employees.

Legal Proceedings

From time to time, the Company may be involved in legal proceedings or may be subject to other claims against it. The results of such legal proceedings and the resolution of such claims cannot be predicted with certainty; but in either case, they could have an adverse impact on the Company’s business because of defense and settlement costs, diversion of resources and other factors. The Company is not currently subject to any material claims against it, nor is it involved in any legal proceedings.

ITEM 8.

DESCRIPTION OF PROPERTY

The Company, through its subsidiaries, leases (1) office space located at 9750 W Pico Blvd., Los Angeles, California (the “Pico Office”) and (2) an office and studio production space located at 10911 Riverside Drive in Los Angeles, California (the “Riverside Drive Office”). The lessor of the Pico Office is Blueberry & Chicken, LLC, and entity owned and controlled by David Alpert and Robert Kirkman. The lessor of the Riverside Drive Office is Spicy Sauce, LLC, an entity owned and controlled by David Alpert, Jon Goldman and Robert Kirkman.

16

ITEM 9.

MANAGEMENT’S DISCUSSION

AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

This section regarding “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes a number of forward-looking statements that reflect the Company management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of the Company and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by the Company in this report and in its other reports filed with the Commission. Important factors currently known to the Company could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or any changes in the future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about its business and operations. No assurances are made that actual results of operations or the results of the Company’s future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our”, the “Company” or “our Company” refer to Mr. Mango LLC, and its subsidiaries.

Business Overview

The Company, together with its subsidiaries, is a multiplatform entertainment company that engages with creators and their intellectual properties to create engaging content and deliver one-of-a-kind experiences to fans. The Company extends creator’s stories across platforms including comics, television, film, video games, tabletop, books, digital content, audio programming, music publishing and beyond. The Company is home to critically acclaimed global franchises including The Walking Dead, Invincible, Superfight, and Impact Winter.  The Company maintains key partnerships across the entertainment industry including Universal Pictures and Image Comics, holds a first look development deal with Audible, and has engaged an ongoing strategic business partnership with mobile games publisher and developer 5th Planet Games (OAX: FIVEPG). The Company’s capabilities include publishing, production, and global distribution for video games across all genres, including the multi-million unit selling Telltale’s The Walking Dead video game series. The Company is also a strategic global marketing and distribution partner of Striking Distance Studios for the highly-anticipated survival-horror game, The Callisto Protocol.

Sources of Revenue

The Company’s revenue stems from the exploitation of intellectual property owned or licensed by the Company. Revenue is derived from (1) sales of entertainment products such as video games, comic books, merchandise, tabletop games and more, which includes direct-to-consumer sales and sales through third party distributors, (2) licensing and royalties from the exploitation of the Company’s intellectual property by third parties across diverse media platforms, and (3) the Company’s provision of professional services to third parties related to the exploitation of intellectual property in the entertainment industry including marketing services, digital content production services and other producing and executive producing services.

17

Operating Results

Year ended December 31, 2021 compared with year ended December 31, 2020

	Year ended December 31, 2021	Year ended December 31, 2020
Net revenue	$67,773,779	$46,267,307
Total operating expenses	$23,301,035	$20,176,734
Interest income (expense), net	$43,458	$260,989
Income tax	$1,418,892	$250,746
Net Income	$12,872,949	$2,295,585
Foreign currency translation, gain (loss)	$0	$41,419
Earnings per share, basic	$487.69	$332.93
Earnings per share, diluted	$377.90	$257.98

Net Sales

For the fiscal year ended December 31, 2021, we had net sales of $67,773,779 compared to the $46,267,307 in the fiscal year ending on December 31, 2020. The increase in net sales was due to increased business and production activity and sales volume across the entertainment industry after emergence from the height of the COVID-19 pandemic lock down in 2020 as well as the Company’s increasing strategic focus on publishing and distribution of video games in light of the changing global entertainment landscape.

Operating Expenses

The Company’s operating expenses increased from $20,176,734 in the year ending on December 31, 2020 to $23,301,035 in the year ending on December 31, 2021. The primary reason for such increase in operating expenses in 2021 is the return to a more normal level of operations after the height of the COVID-19 pandemic lock down in 2020 including increased use of the Company’s facilities and business-related travel, as well as costs associated with outfitting the Company’s workforce with the necessary resources for a hybrid in-person and work-from-home work environment.

Sales expenses

During the year ending on December 31, 2021, our sales expenses totaled $31,823,177. During the year ending on December 31, 2020, our sales expenses totaled $25,908,825. The reason for such increase in sales expenses in 2021 was increased sales volume across the entertainment industry after the Company’s emergence from the height of the COVID-19 pandemic lock down in 2020.

Other Income and Expenses

During the year ending on December 31, 2021, we recorded a gain on interest income of $11,034 and a loss on interest expenses of $54,492. During the year ending on December 31, 2020, an interest income of $18,398 and an interest expense of $242,591 was recognized.

18

For the period ending on December 31, 2021, we generated other income (including personnel expense reimbursements and miscellaneous income) of $75,194. For the period ending on December 31, 2020, we recorded a gain on other income of $75,924.

For the year ending on December 31, 2021, the income we received as part of settlements totaled $22,588. For the year ending on December 31, 2020, the income we received as part of settlements totaled $2,000,000.

For the year ending on December 31, 2021, the amount of our PPP loan forgiveness was $1,587,951. During the period ending on December 31, 2020, the amount of our PPP loan forgiveness was $270,000.

For the year ending on December 31, 2021, we recorded no gains on currency exchange. For the year ending on December 31, 2020, we recorded a gain on currency exchange of $41,419.

For the year ending on December 31, 2021, we recorded no loss on disposal of intangible assets. For the year ending on December 31, 2020, we recognized a loss on disposal of intangible assets of $57,409.

Income Tax

Income taxes were $1,418,892 for the year ending on December 31, 2021. Income taxes were $250,746 for the year ending on December 31, 2020.

Net Income

The company’s net income for the year ending on December 31, 2021 was $12,872,949, compared to $2,295,585 for the year ending on December 31, 2020. Such increase in the net income in 2021 was primarily due to sales of video games published by the Company’s subsidiaries, services income from two significant new engagements (i) as the strategic global marketing and distribution partner of Striking Distance Studios for the highly-anticipated survival-horror game The Callisto Protocol and (ii) as the production partner of Genvid Entertainment and Facebook for The Walking Dead: Last MILE, a massively interactive live event (MILE) Facebook Gaming and Facebook Watch exclusive, and royalty revenue from the newly published The Walking Dead: Survivors mobile game.

Total Assets

For the year ending on December 31, 2021, we possessed assets totaling $60,636,442, primarily consisting of cash and cash equivalents, receivables, intangible assets, and investments. For the year ending on December 31, 2020, we possessed assets totaling $28,394,315, primarily consisting of cash and cash equivalents, receivables, and intangible assets. This increase in assets in 2021 was primarily due to the Company’s Series B Preferred Interest financing and an increase in sales volume.

Total Liabilities

For the year ending on December 31, 2021, our liabilities totaled $11,303,782, primarily consisting of short-term debt. For the year ending on December 31, 2020, our liabilities totaled $10,323,432, primarily consisting of short-term debt. The increase in liabilities in 2021 is primarily due to accrued royalties that are not payable until cash is received.

Net Cash Flow from Operating Activities

Net cash provided by operating activities was $929,613 for the period ended December 31, 2020, arising from $4,110,739 of the charges and credits to net income not affecting cash and net income.

19

Net Cash Flow from Investing Activities

During the year ended December 31, 2020, net cash consumed from the net income of $2,295,585 for investing activities was $3,466,652, consisting of investment in property and equipment, additions to capitalized production and investment in subsidiaries.

Net Cash Flow from Financing Activities

Net cash provided by financing activities was $4,043,238 for the period ended December 31, 2020. The cash consists of $2,695,716 of proceeds from line of credit, $1,627,781 of proceeds from paycheck protection program loans, $7,750,000 of preferred unit issuance, less $7,342,758 of payments on lines of credit and $687,501 of common unit redemptions.

Equity Financing

To date, the Company has raised a total of $49,332,661 through membership interests, including preferred membership interests, common membership interests, options, and warrants. The Company has used the capital raised from equity financing for an aggregate equity investment of $10,500,000 in the mobile games developer 5th Planet Games, which the Company is investing through a subsidiary of Bumbio LLC, Skybound Game Studios, Inc., over an approximately 2-year period starting in September 2021 as well as other costs associated with such investment transaction, investment in video game publishing and distribution and future strategic investment opportunities

Liquidity and Capital Resources

The proceeds of this Offering are not essential to the continuing operations of the Company; however, they are essential to the growth of the Company’s operations. As a result, the majority of the proceeds from this Offering will be used to fund the Company’s sales and marketing efforts, as well as to fund the cost of future development and expansion. The Company plans to use the proceeds of this Offering as set forth in the section titled “Use of Proceeds.” As the Company is operating in one of the fastest growing industries, the demand for content is growing and it is essential for the Company to expand its product offering to capture a market in order to establish the Company as a content leader.

As of December 31, 2021, the Company has a current ratio of 4.58 and average operating expenses of $1,819,22, which is sufficient to meet anticipated cash operating expenses and capital expenditures for 8 months. The primary sources of the Company’s liquidity are cash from its 2021 Series B Preferred Interest financing and cash resulting from ongoing operations. The Company also has access to an $8M line of credit. The Company also has potential access to additional sources of capital through additional rounds of private capital funding.

In the past two years, the bulk of the Company’s capital expenditures have been to develop smaller original video games of about $5,000,000 a year. As of December 31, 2021, the Company had a remaining obligation of $9,000,000 related to the acquisition of 5th Planet Games. However, with two successful pieces of creative work, timing is of the essence and the Company plans on making the most of the current popularity to develop AAA games and along with growing the sales, marketing and social media teams to increase sales. Upon the closing of this Offering, the Company does intend to have material capital expenditures in the future. See “Use of Proceeds.”

20

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Revenue Trends

During 2020, the Company’s television and film productions were paused and the Company used this as an opportunity to pivot resources towards video games. Video game revenue is categorized into four types: 1) physical product 2) digital product, 3) licensing/royalty, and 4) distribution/publishing. In addition, if an opportunity presents itself, the Company also provides video game marketing services. Both physical and digital product revenue are recognized upon sale. Licensing and royalty revenue are recognized in line with performance obligations along with any service revenue. Video games represented about 70% of revenue in 2020 and 80% in 2021 and we expect it to represent 80% of revenue going forward.

Costs and Expenses Trends

The Company expects operating expenses to increase for the fiscal year ending December 31, 2022, primarily due to an increase in general and administrative costs associated with the addition of personnel to support the Company’s growth and legal, accounting and audit expenses due to costs associated with this Offering, an increase in sales and marketing costs, primarily due to increased marketing event costs and increased marketing and social media campaigns to support the targeted revenue growth.

Trend Information

Over the next 12 months, the Company anticipates that it will continue its current strategy of bringing creator’s visions for their intellectual property to life across media platforms including comics, television, film, video games, tabletop, books, digital content, audio programming and music publishing, including:

●	continuing to expand Company’s publishing and distribution of both independent video game titles and video games based on Company-owned IP such as Invincible and Impact Winter;
●	strengthening the strategic relationship with 5th Planet Games through co-financing and co-publishing video games and increasing the Company’s engagement with audiences in Europe;
●	pursuing new strategic partnership opportunities including for development of anime projects;
●	expanding productions of original television;
●	building robust capabilities internally to address the growing needs of the business in the area of marketing and community management; and
●	strengthening internal legal, finance and HR resources.

ITEM 10.

DIRECTORS AND MANAGEMENT

Our managers, executive officers and other significant individuals, their positions and ages as of July 26, 2022, their terms of office, and their approximate hours of work per week are as follows:

Name	Position	Age	Term of Office
David Alpert	Chief Executive Officer, Secretary, and Manager	47	Began July 2018*
Jon Goldman	Co-Chairman and Manager	56	Began July 2018
Robert Kirkman	Co-Chairman, Chief Creative Officer, and Manager	43	Began July 2018**
Byung Joon Song	Manager	41	Began November 2016
Kevin D. Irwin, Jr.	Manager	46	Began June 2021
Ian Livingstone	Manager	72	Began February 2022
Pamela Brown	Senior Vice President of Finance	54	Began February 2021

*	Mr. Alpert has been the CEO of Skybound, LLC and certain other subsidiaries of the Company since 2010; Mr. Alpert served as the sole Manager of the Company from May 2017 to July 2018.

**	Mr. Kirkman has been an executive officer of Skybound, LLC and certain other subsidiaries of the Company since 2010.

21

Executive Officers

David Alpert: As CEO, Mr. Alpert oversees operations, creative development and production, and strategic business initiatives for the company and its ventures. Mr. Alpert is also a prolific producer across television, film, and digital series. His television credits include The Walking Dead, (and its spinoffs), Outcast, Dirk Gently, Locke & Key, Dead by Dawn (the first-ever nature horror docu-series), and Super Dinosaur (an animated children’s series based on Robert Kirkman’s comic book of the same name). Alpert will also be serving as an executive producer on the upcoming series Psi Cops with Adult Swim Canada, Demon In The White House for Discovery, and the feature film Renfield directed by Chris McKay with Universal. His other film credits include American Ultra, AIR, and Spare Parts. He also serves as executive producer on the animated hit series, Invincible, which has been renewed for a 2nd and 3rd season at Amazon and is in development for a live-action film adaptation at Universal. Alpert was a winner of the 2021 EY Entrepreneur Of The Year award.  He is a member of the Young Presidents’ Organization (YPO) and is an honors graduate of Harvard University and New York University Law.

Jon Goldman: As Co-Chairman, Mr. Goldman is focused on new businesses initiatives for the company. He has an extensive knowledge of emerging technologies and the confluence of content. He has been instrumental in developing the interactive game business of the Company, including the development and production of highly successful games including: Scopely’s The Walking Dead: Road to Survival and Overkill’s The Walking Dead. In addition to his guiding role at Skybound, Jon is a Board Partner at Greycroft Partners. Greycroft is a venture capital investment company focused on high tech and innovative business startups. In this capacity he is an advisor to several startups and a board member of the largest children’s participatory philanthropy program in the US. Previously, Jon served as board member and CEO for two portfolio companies of Jerusalem Venture Partners in videogames and online video. He was a Founder, Chairman and CEO of Foundation 9 Entertainment, the largest independent videogame developer in the world with 11 studios and 1000 employees, ultimately selling the company in 2006. Mr. Goldman started his career at a boutique investment bank focused on US-Asia strategic deals. Mr. Goldman attended Harvard and graduated magna cum laude in Asian Studies, Phi Beta Kappa, as well as the University of Kyoto and an entrepreneurial management program at UCLA Anderson School.

Robert Kirkman: Mr. Kirkman, an advocate for creator rights, co-founded the Company alongside his long-time business and producing partner David Alpert in an effort to ensure creators are able to maintain their intellectual property rights and creative control. Mr. Kirkman continues to develop and produce multiple personal projects and has collaborations with an extensive list of creators across the Company including comics, video games, film and television (traditional and digital platforms), licensing, and merchandising. First and foremost a comic creator himself, Mr. Kirkman has seen ground breaking success in the adaptation of his comic book titles into major franchises in all forms of content. In 2010, his Eisner award winning series, The Walking Dead, was developed into an AMC television series. It has become a worldwide phenomenon as the highest-rated basic cable drama of all time. The property has also been extended into a successful game franchise, licensing business and ongoing publishing success. Kirkman’s popular demonic-exorcism comic, Outcast, was adapted, produced and airs on Cinemax. Mr. Kirkman has also served as writer and producer on various other television a film projects, including the upcoming film Renfield. Additional Kirkman comics include Oblivion Song, Die!Die!Die!, Super Dinosaur, Battle Pope, Astounding Wolf-Man, and Thief of Thieves.

Pamela Brown: Ms. Brown is the vice president of finance. She is responsible for the overall accounting and finance as well supporting development of new business opportunities and long-term strategic partnerships. From 2015-2020, Pamela was owner/manager of Impactful Partners where she worked as a contract head of finance helping clients to rebuild accounting and financial operations, and develop financial modeling to support their mission, values, strategic plan, and annual goals. Ms. Brown has 15+ years in the entertainment and video game industry working at companies such as Nickelodeon, Activision, THQ, Blizzard Entertainment and Vivendi Universal Games where she has a documented history of improving finance operations and the bottom line. Ms. Brown holds a Bachelors Degree in Business Administration with an Accounting concentration from California State University-Dominguez Hills.

22

Board of Managers

The board of managers of the Company (the “Board of Managers” or the “Board”) consists of the following members: David Alpert, Jon Goldman, Kevin D. Irwin, Jr., Robert Kirkman, Ian Livingstone and Byung Joon Song.

Please see above for biographies of David Alpert, Jon Goldman, and Robert Kirkman.

Kevin D. Irwin, Jr.: Mr. Irwin serves as Chief Investment Officer at Knollwood Investment Advisory. Mr. Irwin served as Treasurer at Bunting Family Foundation. He is also the Founder of Irwin Tax & Financial Services. He served as Advisor to Spring Capital Partners. He also served as Board Member at Highfive Technologies. Mr. Irwin has a Masters of Science and Finance from Loyola University Maryland and a Bachelor of Science in Accounting & Economics from University of Delaware.

Ian Livingstone: Mr. Livingstone is a pioneer and legend of the global video game industry and was made a Commander of the British Empire (CBE) for his services to the UK video games industry. He co-founded two billion-dollar games companies, Games Workshop (Warhammer) and Eidos (Lara Croft: Tomb Raider) for whom, as Executive Chairman, he led the successful London IPO. He was angel investor and chairman of Playdemic, creator of the global top 10 mobile game Golf Clash. Mr. Livingstone co-founded Hiro Capital, a venture capital fund. As well as his role in Hiro, Mr. Livingstone is Non-Executive Chairman of Sumo Group PLC, a leading London-listed cross-platform games developer. He co-created the multi-million-selling Fighting Fantasy series of role-playing game books. He has been an angel Investor and advisor to multiple leading games studios, including Mediatonic, Bossa Studios, Fusebox and many more. Mr. Livingstone is also co-founder of the Livingstone Academy, a next generation UK Academy School focused on a 21st century digital creative curriculum.

Byung Joon Song: Byung-Joon Song holds the position of Chief Executive Officer & Director at Com2uS Corp., Chief Executive Officer & Director at GAMEVIL Inc., Chief Executive Officer for Gamevil China, Inc. (a subsidiary of GAMEVIL Inc.) and Chief Executive Officer at Com2uS Usa, Inc. Mr. Song is also on the board of Korea Internet & Digital Entertainment Association and Gamevil USA, Inc. He received an undergraduate degree from Seoul National University.

23

ITEM 11.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table indicates the annual compensation of each of the three highest paid persons who were executive officers or members of the Board during the issuer’s last completed fiscal year:

Name	Capacities in which compensation was received	Cash compensation (2021)	Other compensation (2021)	Total compensation (2021)
David Alpert*	Chief Executive Officer	$450,000	$0	$450,000
Jon Goldman	Co-Chairman	$450,000	$0	$450,000
Pamela Brown	Senior Vice President of Finance	$286,000	$0	$286,000	*

* David Alpert is compensated via D. D. Tuercas Entertainment Inc, a corporation solely owned by David Alpert and his wife.

The Managers did not receive any compensation in the fiscal year ending in December 31, 2021, in their capacity as Managers of the Company.

ITEM 12.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth the information concerning the number of outstanding shares of our Common Interests owned beneficially as of the date of this Offering Circular by (i) all Company executive officers and members of the Board as a group and (ii) each person who beneficially owns more than 10% of our Common Interests. All shares shown in the table as beneficially owned are owned directly by the named beneficial owner(s). The Company has no other class of voting securities.

Unless otherwise indicated, the stockholders listed below possess sole voting and investment power with respect to the shares of Common Interests they own.

Name and address of beneficial owner	Amount of beneficial ownership	Amount of beneficial ownership acquirable	Percent of class
Directors and executive officers as a group	117,570	0	72.60%
David Alpert (through the Peanut & Pookie Family Trust) (1)	39,190	0	28.20%
Robert Kirkman (through the Kirman Family 2014 Trust)(2)	39,190	0	28.20%
Jon Goldman(3)	39,190	0	28.20%

(1) 9570 West Pico Boulevard, Los Angeles, CA 90035
(2) 9570 West Pico Boulevard, Los Angeles, CA 90035
(3) 9570 West Pico Boulevard, Los Angeles, CA 90035

24

Changes in Control

There are no present arrangements or pledges of any of our securities, equity or debt, that may result in a change in our control.

Legal and Disciplinary History of Our Executive Officers and Directors

None of our executive officers or directors have any legal or disciplinary history.

ITEM 13.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS.

Robert Kirkman, via his entity Robert Kirkman, LLC, is party to a Master License Agreement with the Company pursuant to which he grants an exclusive license to the Company to commercialize all comic books created by Robert Kirkman as merchandise, comic books and video games, and as the exclusive administrator in connection with any motion picture or television projects based on any of those titles. Robert Kirkman, LLC has also entered into several material agreements with the Company regarding the exploitations of certain intellectual property rights. Robert Kirkman is a partner at Image Comics, which publishes the Company’s comic books.

The Company has leased (1) office space located at 9750 West Pico Boulevard, Los Angeles, California (the “Pico Office”) and (2) an office and studio production space located at 10911 Riverside Drive in Los Angeles, California (the “Riverside Drive Office”). The lessor of the Pico Office is Blueberry & Chicken, LLC, an entity owned and controlled indirectly by David Alpert and Robert Kirkman. The lessor of the Riverside Drive Office is Spicy Sauce, LLC, an entity owned and controlled by David Alpert, Jon Goldman and Robert Kirkman.

The Company entered into a loan agreement with its employee, Ian Howe, in July 2021, in the principal amount of $300,000, which is payable by Mr. Howe on demand by the Company.

In connection with the issuance of the outstanding Series A Preferred Interests and Series B Preferred Interests (collectively, the “Preferred Interests”) of the Company David Alpert (through the Peanut & Pookie Family Trust), Robert Kirkman (through the Kirman Family 2014 Trust) and Jon Goldman each entered into redemption agreements with the Company pursuant to which the Company redeemed in aggregate amount of Common Interests equal to 12.5% of the aggregate purchase price of the applicable Preferred Interests purchased.

The Company and certain of its subsidiaries have entered into standard indemnification agreements with their respective directors and officers, as applicable.

One or all of Robert Kirkman, David Alpert, Richard Jacobs (an employee of the Company), and potentially other employees of the Company serve as Executive Producers or Producers for television or film projects and, accordingly, may receive fees or other compensation for such services. The Company expects for the fees payable to such Executive Producers or Producers to, in the aggregate, not exceed 20% of the production fees received by the Company for each such project. David Alpert is a partner at Circle of Confusion, a talent management company. Talent that may partner with the Company on projects may also be represented by Circle of Confusion. Robert Kirkman is represented as an artist by Circle of Confusion.

25

ITEM 14.

SECURITIES BEING OFFERED

General

The following description summarizes important terms of the Units. This summary does not purport to be complete and is qualified in its entirety by the provisions of the Operating Agreement, which have been filed as exhibits to the Offering Statement. For more detailed information, please refer to these exhibits.

As of the date of this Offering Circular, the Company’s has 117,888 Common Interests issued and outstanding; 11,160 Series A Preferred Interests issued and outstanding; and 9,922 Series B Preferred Interests issued and outstanding.

We have not undergone a membership interest split; paid distributions on the membership interests; effected a recapitalization of our securities; entered into a merger; acquired any material asset, partnership or corporation; effected a spin-off; or performed a reorganization from the date of our formation. With the exception of the contemplated acquisition of material assets, as described in this Offering Circular, no such acts or activities are being contemplated for the future.

This Offering relates to the sale of up to [*] Units, as described below.

Units

The number of Units subject to this Offering is [*], each at a fixed price of $[*] per Unit. The minimum purchase per investor is $[*] ([*] Units). [Additional purchases may be made in multiples of $[*] ([*] Units). [No investor will be entitled to a fractional Unit]. If the purchase price paid, divided by the Offering Price, results in a number of Units that is not a whole number, the number of Units to which the investor is entitled will be rounded down to the nearest whole number. For example, and by way of illustration only, an investor making a purchase of $[*] will be entitled to receive [*] Units, not [*] Units (the number that would result from dividing $[*]by the Offering Price of $[*]).

Units

Voting Rights. The holders of the Units are entitled to one vote for each Unit held of record on all matters submitted to a vote of the members. Under the Operating Agreement, any action to be taken by vote of the members other than the Board is authorized by the affirmative vote of a majority of the votes cast. Only certain members owning Common Interests, Series A Preferred Interests, Series B Preferred Interests may vote for members of the Board, subject to the terms of the Operating Agreement.

Distribution Rights. Holders of Units are entitled to receive, ratably, those dividends, if any, that may be declared from time to time by the Board out of legally available funds.

26

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of Units will be entitled to share ratably in the net assets legally available for distribution to members after the payment of all of our debts and other liabilities.

Other Rights. Holders of Units have no conversion or subscription rights, nor do any redemption or sinking fund provisions apply to the Units. The holders of Units have preemptive rights to purchase Series B Preferred Interests or any equity securities with a liquidation preference or dividend, redemption, or voting rights senior or on parity with Series B Preferred Interests as well as rights, options or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities. The rights, preferences and privileges of the holders of Units are subject to, and could be adversely affected by, the rights of the holders of shares of any future class or series of the preferred membership interests.

If all Units are sold, [*] Common Interests will be outstanding.

Lock-up and Market Stand-Off Agreements

There are no lock-up or market stand-off agreements currently in effect with respect to the Common Interests.

Litigation Forum

Section 10.23 of the Operating Agreement provides that JAMS will be the exclusive forum for certain any disputes, claims, or controversies arising out of or relating to the Operating Agreement. This provision is limited by Section 27 of the Exchange Act, which creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and Section 22 of the Securities Act, which creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Trading Suspensions; Administrative Actions

Neither the Company nor its officers or directors are, nor at no time have any of them been, subject to any trading suspension order or any other type of administrative action or order issued by the Commission or FINRA.

27

LEGAL MATTERS

Certain legal matters with respect to the Units will be passed upon by the law firm of Ross Law Group, PLLC, New York, New York.

EXPERTS

The Company’s financial statements for the year ended December 31, 2021 included in this Offering Circular are unaudited financial statements prepared by Holthouse Carlin Van Trigt LLP, an independent registered public accounting firm. The Company’s financial statements for the year ended December 31, 2020 included in this Offering Circular are unaudited financial statements prepared by CliftonLarsonAllen LLP, an independent registered public accounting firm.

28

PART F/S

Report of Independent Registered Public Accounting Firm

F-1

MR. MANGO LLC

FINANCIAL STATEMENTS

As of December 31, 2021 and 2020

Skybound Entertainment

Profit and Loss - 12 Month (in USD)

Reporting Book:

As of Date:

Company Group:

All Companies Year To Date 12/31/2021
Actual

Sales Net	$67,773,779.11
COGS/COS	31,823,177.42
Gross Profit	35,950,601.69

Operating Expenses
Marketing & Advertising	2,353,260.45
Administration	19,229,233.56
Rent & Real Estate	1,453,972.97
Depreciatopn & Amortization	264,568.30
Total Operating Expense	23,301,035.28

Income from Operations	12,649,566.41

Income rom Equity Method Investment

Other Income (Expense)
Interest Income	11,034.31
Interest Expense	54,492.28
Gain (Loss) on Currency Exchange
(Gain) Loss on Disposal of Intangible Assets
Other Income (expense)	75,193.77
Settlement Income	22,587.76
PPP Forgiveness	1,587,951.00
Total Other Income (Expense)	1,642,274.56

Income Before Income Taxes	14,291,840.97

Income Taxes	1,418,891.90

Net Income	12,872,949.07

Net Income Attributable to Noncontrolling Interest	(400,358.67)

Net Income Attributable to Mr Mango, LLC & Subs	13,273,307.74

F-2

Skybound Entertainment

Balance Sheet (in USD)

Reporting Book:	Skybound-Con
As of Date:	12/31/2021
Company Group:	Skybound Consolidated-003

All Companies Year To Date 12/31/2021
Assets

Current Assets
Cash and Cash Equivalents	$20,951,009.83
Receivables
Trade, Less Allowance for Doubtful Accounts	17,712,634.74
Due from Related Parties	273,826.36
Other	0.00
Due from Owners	300,000.00
Inventories	3,374,805.71
Prepaid Expenses & Other Assets	1,836,944.74
Deferred Tax Asset & Issuance Costs	1,613,247.40
Total Current Assets	46,062,468.78

Property & Equipment
FF & Leasehold Improvements	720,014.52
Equipment & Vechicles	1,227,781.93
Subtotal	1,947,796.45
Less: Accumulated Depreciation & Amortization	1,075,047.96
Total Property & Equipment	872,748.49

Other Assets
Intangible Assets:
Capitalized Production Costs	8,172,751.01
Other Intangible Assets	1,019,058.97
Subtotal	9,191,809.98
Less: Accumulated Amortization	1,457,816.16
Total Intangible Assets	7,733,993.82
Deposits, Prepaid Expenses & Other Assets - Non	306,255.00
Investments	5,660,976.29
Equity Method Investments in Subsidiary
Total Other Assets	13,701,225.11

Total Assets	$60,636,442.38

Liabilities and Equity
Current Liabilities
Accounts Payable	$1,839,216.84
Revolving Line of credit	26,993.19
Accrued Expenses
Compensation & Employee Benefits	754,706.37
Royalties	2,992,379.78
Other	2,068,831.07
Deferred Reveue	3,210,946.28
Tax Payable	144,771.64
Other Liabilities	265,936.42
Total Current Liabilities	11,303,781.59

Total Liabilities	11,303,781.59

Stockholders Equity

Preferred Stock	36,879,535.76
Common Units	(3,943,637.69)
Warrants	997,599.40
Capital	14,725,703.58
APIC	(569,900.00)
CTA	31,774.72
Net Income	12,872,949.07
Retained Earnigs	(11,661,364.26)
Current Noncontrolling Interest Equity	7,759,523.88
Total Equity	49,332,660.58
Total Liabilities and Equity	$60,636,442.17

F-3

MR. MANGO, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

YEAR ENDED DECEMBER 31, 2020

WEALTH ADVISORY | OUTSOURCING
AUDIT, TAX, AND CONSULTING

CLAconnect.com

F-4

MR. MANGO, LLC AND SUBSIDIARIES
TABLE OF CONTENTS
YEAR ENDED DECEMBER 31, 2020

INDEPENDENT ACCOUNTANTS' REVIEW REPORT	**1**
CONSOLIDATED FINANCIAL STATEMENTS	
CONSOLIDATED BALANCE SHEET	**2**
CONSOLIDATED STATEMENT OF INCOME	**4**
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY	**5**
CONSOLIDATED STATEMENT OF CASH FLOWS	**6**
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS	**8**

F-5

CliftonLarsonAllen LLP
CLAconnect.com

INDEPENDENT ACCOUNTANTS' REVIEW REPORT

Management
Mr. Mango, LLC and Subsidiaries
Los Angeles, California

We have reviewed the accompanying consolidated financial statements of Mr. Mango, LLC and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of income, changes in members' equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements. A review includes primarily applying analytical procedures to management's financial data and making inquiries of company management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the consolidated financial statements as a whole. Accordingly, we do not express such an opinion.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement whether due to fraud or error.

Accountants' Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the consolidated financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Accountants' Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Los Angeles, California
October 29, 2021

A member of Nexia International

CLA is an independent member of Nexia International, a leading, global network of independent accounting and consulting firms. See nexia.com/member-firm-disclaimer for details.

F-6

MR. MANGO, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

ASSETS

CURRENT ASSETS	
Cash and Cash Equivalents	$ 8,489,725
Receivables:	
Trade, Less Allowance for Doubtful Accounts of $0	7,173,184
Due from Related Parties	1,248,240
Other	244,798
Due From Owners	139,855
Inventories	2,222,120
Prepaid Expenses and Other Assets	1,272,150
Deferred Tax Asset	615,648
Total Current Assets	21,405,720
PROPERTY AND EQUIPMENT	
Leasehold Improvements	103,028
Equipment and Vehicles	1,552,997
Subtotal	1,656,025
Less: Accumulated Depreciation and Amortization	1,032,793
Total Property and Equipment	623,232
OTHER ASSETS	
Intangible Assets:	
Capitalized Production Costs	8,100,219
Other Intangible Assets	490,756
Subtotal	8,590,975
Less: Accumulated Amortization	3,990,375
Total Intangible Assets	4,600,600
Deposits, Prepaid Expenses and Other Assets - Noncurrent	1,241,837
Equity Method Investment in Subsidiary	522,926
Total Other Assets	6,365,363
Total Assets	$ 28,394,315

See accompanying Notes to Consolidated Financial Statements.

(2)

F-7

MR. MANGO, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET (CONTINUED)
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES	
Revolving Line of Credit	$ 479,605
Accounts Payable	581,060
Due to Related Parties	406,447
Due to Owners	52,714
Due to Owners - Royalties	2,345,204
Accrued Expenses:	
Compensation and Employee Benefits	1,042,594
Royalties	1,031,782
Other	206,508
Deferred Revenue	2,031,347
Income Taxes Payable	788,390
Paycheck Protection Program Loans	1,357,781
Total Current Liabilities	10,323,432
Total Liabilities	10,323,432
MEMBERS' EQUITY	
Mr. Mango, LLC:	
Convertible Preferred Units;11,160 Units Issued and Outstanding at December 31, 2020	23,121,437
Common Units; 118,980 Units Issued and Outstanding at December 31, 2020	-
Warrants	128,563
Accumulated Deficit	(14,848,243)
Total Mr. Mango, LLC and Subsidiaries Equity	8,401,757
Noncontrolling Interest	9,669,126
Total Members' Equity	18,070,883
Total Liabilities and Members' Equity	$ 28,394,315

See accompanying Notes to Consolidated Financial Statements.

(3)

F-8

MR. MANGO, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

SALES, NET	$ 46,267,307
COST OF SALES	25,908,825
GROSS PROFIT	20,358,482
OPERATING EXPENSES	
Marketing and Advertising	1,290,944
Administration	17,325,659
Rent and Real Estate	829,918
Depreciation and Amortization	730,213
Total Operating Expenses	20,176,734
INCOME FROM OPERATIONS	181,748
INCOME FROM EQUITY METHOD INVESTMENT	258,842
OTHER INCOME (EXPENSE)	
Interest Income	18,398
Interest Expense	(242,591)
Gain (Loss) on Currency Exchange	41,419
(Gain) Loss on Disposal of Intangible Assets	(57,409)
Other Income (Expense)	75,924
Settlement Income	2,000,000
Paycheck Protection Program Loan Forgiveness	270,000
Total Other Income (Expense)	2,105,741
INCOME BEFORE INCOME TAXES	2,546,331
INCOME TAXES	250,746
NET INCOME	2,295,585
Net Income Attributable to the Noncontrolling Interest	253,878
NET INCOME ATTRIBUTABLE TO MR. MANGO, LLC AND SUBSIDIARIES	$ 2,041,707

See accompanying Notes to Consolidated Financial Statements.

(4)

F-9

MR. MANGO, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY
YEAR ENDED DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

	Convertible Preferred Units	Common Units	Warrants	Accumulated Deficit	Mr. Mango, LLC and Subsidiaries Equity	Noncontrolling Interest	Total
BALANCE - DECEMBER 31, 2019	$ 14,371,437	$ -	$ 128,563	$ (16,202,449)	$ (1,702,449)	$ 10,415,248	$ 8,712,799
Net Income	-	-	-	2,041,707	2,041,707	253,878	2,295,585
Issuance of Preferred Units	7,750,000	-	-	-	7,750,000	-	7,750,000
Transfer of Equity in Subsidiary for Preferred Units	1,000,000	-	-	-	1,000,000	(1,000,000)	-
Redemptions	-	-	-	(687,501)	(687,501)	-	(687,501)
BALANCE - DECEMBER 31, 2020	$ 23,121,437	$ -	$ 128,563	$ (14,848,243)	$ 8,401,757	$ 9,669,126	$ 18,070,883

See accompanying Notes to Consolidated Financial Statements.

(5)

F-10

MR. MANGO, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

CASH FLOWS FROM OPERATING ACTIVITIES	
Net Income	$ 2,295,585
Charges and Credits to Net Income Not Affecting Cash:	
Depreciation and Amortization	730,213
Interest - LOC Loan Origination Fee	10,556
Consulting Fee Amortization	1,048,611
Write-Off of Capitalized Production Costs	3,149,598
Deferred Taxes	(615,648)
(Gain) Loss on Disposal of Intangible Assets	57,409
Paycheck Protection Program Loan Forgiveness	(270,000)
Changes in Assets and Liabilities:	
Receivables	(3,767,087)
Due from Related Parties	(242,450)
Due from Owners	374,734
Inventories	1,026
Deposits for Inventory Purchases	483,088
Prepaid Expenses and Other Assets	833,333
Debt Issuance Costs - Line of Credit	(126,667)
Accounts Payable	(4,577,359)
Due to Related Parties	2,345,204
Due to Owners	51,885
Accrued Expenses	284,401
Deferred Revenue	(1,921,635)
Income Taxes Payable	784,816
Net Cash Provided by Operating Activities	929,613
CASH FLOWS FROM INVESTING ACTIVITIES	
Property and Equipment Purchases	(48,849)
Additions to Capitalized Production Costs	(3,158,961)
Increase in Equity Method Investment in Subsidiary	(258,842)
Net Cash Used by Investing Activities	(3,466,652)
CASH FLOWS FROM FINANCING ACTIVITIES	
Proceeds from Line of Credit	2,695,716
Proceeds from Paycheck Protection Program Loans	1,627,781
Payments on Line of Credit	(7,342,758)
Preferred Unit Issuance	7,750,000
Common Unit Redemptions	(687,501)
Net Cash Provided by Financing Activities	4,043,238
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,506,199
Cash and Cash Equivalents - Beginning of Year	6,983,526
CASH AND CASH EQUIVALENTS - END OF YEAR	$ 8,489,725

See accompanying Notes to Consolidated Financial Statements.

(6)

F-11

MR. MANGO, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
YEAR ENDED DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION	
Cash Paid During the Year:	
Interest	$ 201,830
Income Taxes Paid	$ 73,123
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES	
Transfer of Ownership from Subsidiary to Mr. Mango, LLC	$ 1,000,000

See accompanying Notes to Consolidated Financial Statements.

(7)

F-12

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principal Business Activity

Mr. Mango, LLC and Subsidiaries ("the Company") is a multi-platform entertainment company distributing intellectual property ("IP") across comics, games, books, television shows, and movies and serves customers worldwide. The Company's accounting policies are common to the entertainment industry and conform to accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of Mr. Mango, LLC and its wholly owned subsidiaries: Bumbio, LLC, Dark Stories, LLC, Viltrumite Pants, LLC, This is JoJo, LLC, Itchy Water, LLC, Blah Blah Boys, LLC, Tea Hot, LLC, and Skybound, LLC.

The Company, directly or through its subsidiaries, have majority owned subsidiaries including the accounts of Skybound Galactic, LLC, Skybound Games, Inc., Skybound Stories, Inc., and Skybound NorthEntertainment, Inc. The ownerships interests not held by the Company are reflected as noncontrolling interests in these consolidated financial statements.

Collectively, all of the companies above are referred to as "the Company" throughout these consolidated financial statements and accompanying notes. All significant intercompany balances and transactions are eliminated in consolidation.

The Company leases office space from Blueberry & Chicken, LLC (B&C), a related party owned by two members of the Company. The Company has a variable interest in B&C through a loan guarantee, see Note 8. A qualifying private company has the option to exempt itself from applying the variable interest entity (VIE) consolidation model to qualifying common control arrangements under ASU 2018-17, *Applying Variable Interest Entities Guidance to Common Control Arrangements.* The Company has adopted the guidance in ASU 2018-17 and elected to exempt itself from applying the VIE consolidation model to qualifying common control arrangements.

(8)

F-13

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Effective January 1, 2020, the Company adopted ASC Topic 606, *Revenue from Contracts with Customers* ("ASC 606"), using the modified retrospective transition method. Under the modified retrospective transition method, companies are required to record a cumulative adjustment to retained earnings as of the date of adoption. The Company applied the new guidance using the practical expedient provided in ASC 606 that allows the guidance to be applied only to contracts that were not complete as of January 1, 2020. The impact of the cumulative effect adjustment was not significant to previously reported internal results.

In accordance with ASC 606, revenue is recognized when a customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which To achieve this core principle, the Company applies the following five steps:

1) *Identify the Contract(s) with a Customer* – A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party's rights regarding the goods or services to be transferred and identifies the payment terms related to those goods or services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for goods or services that are transferred is probable based on the customer's intent and ability to pay the promised consideration. The Company applies judgment in determining the customer's intent and ability to pay, which is based on a variety of factors including the customer's historical payment experience and for new customers credit and financial information pertaining to the customer.

The Company combines two or more contracts entered into at or near the same time with the same customer and account for them as a single contract if (i) the contracts are negotiated as a package with a common commercial objective, (ii) the amount of consideration to be paid in one contract depends on the price or performance of the other contract or (iii) some or all of the goods or services in one contract would be combined with some or all of the goods and services in the other contract into a single performance obligation. The Company's contracts typically do not require combination; however, if two or more contracts were required to be combined, the Company would aggregate the consideration to be received from the customer and allocate it to the individual performance obligations without regard to the consideration specified in the individual contracts.

(9)

F-14

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

2) *Identify the Performance Obligations in the Contract* – Performance obligations promised in a contract are identified based on the goods or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the good or service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the goods or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised goods or services, the Company must apply judgment to determine whether promised goods or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised goods or services are accounted for as a combined performance obligation.

3) *Determine the Transaction Price* – The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring goods or services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company's judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. the Company expects to be entitled to receive in exchange for these goods or services. The Company has elected the practical expedient to exclude any sales incentives or taxes collected from the customer which are subsequently remitted to government authorities. The amount of consideration is not adjusted for a significant financing component if the time between payment and the transfer of the related good or service is expected to be one year or less under the practical expedient in ASC 606-10-32-18. The Company's revenue arrangements are typically accounted for under such expedient as payments are within one year of performance for the Company's services. As of December 31, 2020, none of the Company's contracts contained a significant financing component.

4) *Allocate the Transaction Price to the Performance Obligations in the Contract* – If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price (SSP) basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct good or service that forms part of a single performance obligation. The consideration to be received is allocated among the separate performance obligations based on relative SSP's. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations. For subscription-based sales, if not sold stand-alone, the Company uses the residual method. Under the residual method, obligations with a SSP are first allocated their portion of consideration based on SSP and the amount remaining is applied to the remaining obligations.

(10)

F-15

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

5) *Recognize Revenue* – The Company disaggregates its revenue streams by type of service into eight major categories that depict the nature, amount, timing, and uncertainty of revenues and related cash flows. The following depicts the Company's primary revenue streams and recognition policies:

Product Sales and Event Ticket Sales

Product sales and event ticket sales revenues are earned by the Company based on a predetermined sales price. The product or service of providing an event is delivered to customers in exchange for the stated rate, and as such these revenues are earned by the Company at a point in time: delivery of the product or day of the event. After that point in time, the Company does not have remaining performance obligations related to product sales and event ticket sales.

Licensing and Royalty

Licensing and royalty revenue are fixed and determinable and are earned by the Company based on predetermined amounts and percentages. The service is delivered to customers throughout the agreement term in exchange for the stated rate, including fixed and variable components: flat fees based on scheduled date and timing benchmarks, and variable payments based on defined percentages of revenue. As such these revenues are earned by the Company at a point in time and over time. The license revenue is related to symbolic IP and recognized ratably over the term of the contract as the Company makes available and maintains its IP for the customer throughout the term of the contract. The royalty revenue is recognized point in time, when merchandise is sold, as it is considered a sales-based royalty in accordance with ASC 606. After the term of the agreement, the Company does not have remaining performance obligations related to licensing.

Producing Services

Producing services revenue is fixed and determinable and is earned by the Company based on a predetermined amount. The production service is delivered to customers throughout the production schedule in exchange for the stated rate, and as such this revenue is earned by the Company over time as services are provided in relation to the production schedule. After production wraps, the Company does not have remaining performance obligations related to producing services.

Ad Sales

Ad sales revenue is earned by the Company based on a predetermined sales price. The service of providing an advertisement is delivered to customers in exchange for the stated rate, and as such this revenue is earned by the Company at a point in time at the airing/running of the event. After that point in time, the Company does not have remaining performance obligations related to ad sales.

(11)

F-16

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (Continued)

Subscription

Subscription revenue is fixed and determinable and is earned by the Company based on a predetermined amount. The production service is delivered to customers throughout the subscription term in exchange for the stated rate, and as such this revenue is earned by the Company over time ratably over the subscription period. After the subscription term ends, the Company does not have remaining performance obligations related to subscription services.

Other Professional Services

Other services revenue, such as consulting, is fixed and determinable and is earned by the Company based on a predetermined amount. The other services are delivered to customers throughout the agreement term in exchange for the stated rate, and as such this revenue is earned by the Company over time based on the measure of hours incurred in relation to hours expected. After the term of the agreement, the Company does not have remaining performance obligations related to other services.

The following table provides our revenue disaggregated by revenue stream:

	2020
Product Sales and Event Ticket Sales	$ 31,322,623
Producing Services	5,628,167
Licensing	8,016,238
Royalty	697,064
Ad Sales	318,176
Subscription	266,289
Other Professional Services	18,750
Total	$ 46,267,307

The Company typically does not have obligations for returns or refunds and does not have obligations associated with warranties. The timing of the Company's revenue recognition may differ from the timing of payment by its customers. The Company records a receivable when revenue is recognized prior to payment and the Company has an unconditional right to payment.

Significant Judgments

Judgment is required to determine the standalone selling price for each its products or services sold and to whether its selling price is reflective of standalone selling price or is reflective of a discount that would provide the customer with a material right. Based on the Company's on-going evaluation and assessment of standalone selling price, the Company determined that there were no significant material rights to the customers requiring separate valuation.

(12)

F-17

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contract Balances

As of January 1, 2020, accounts receivable from contracts with customers totaled $3,802,303. When payment precedes the provision of the related goods and services, the Company records deferred revenue until the performance obligations are satisfied. As of December 31, 2020, the Company had recorded $2,031,347 of deferred revenue related to upfront payments made for subscriptions and services that will be provided in the following year. Beginning deferred revenue at January 1, 2020 was $4,194,201.

Costs to Obtain and Fulfill a Contract

The Company has elected the practical expedient to expense all costs to obtain a contract as those costs related to contracts that are less than 12 months.

Concentration of Credit Risk

The Company's cash balance is maintained at three banks. At times, the balance at each bank may be in excess of federally insured limits.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company considers all accounts receivable to be currently collectible; accordingly, no allowance for doubtful accounts is recorded. If amounts become uncollectible, they will be charged to operations when that determination is made.

Bad Debt Expense

The allowance for doubtful accounts reflects the Company's best estimate of expected credit losses inherent in the accounts receivable balance. In estimating the allowance for doubtful accounts, the Company analyzes the age of current outstanding account balances, historical bad debts, customer concentrations, customer creditworthiness, current economic trends, and changes in customers' payment terms and their economic condition. Any significant changes in any of these criteria would affect management's estimates in establishing our allowance for doubtful accounts

(13)

F-18

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories

Inventories are valued at the lower of cost (specific identification method) or net realizable value.

Property and Equipment

Property and equipment is stated at cost. Depreciation of property and equipment is computed on the straight-line and accelerated methods over the useful lives of the assets which range from 3 to 15 years as follows:

Leasehold Improvements	5 to 15 Years
Equipment and Vehicles	3 to 7 Years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to its carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. There were no impairment charges or long-lived assets disposed of during the years ended December 31, 2020.

Intangible Assets

Capitalized production costs represent development costs for games in production and are stated at cost. Once a game is released, amortization of capitalized production costs is computed based on actual revenues achieved as a percentage of the expected lifetime revenue. As the lifetime revenue amount is a projection that can change with updated expectations, amortization can fluctuate each month. Typically, the capitalized production cost lifecycle is two years.

Other intangible assets represent license fees and certain other costs and are amortized on the straight-line method over a useful life of 15 years.

Investments

In 2018, the Company acquired a 49% interest consisting of the common stock of Wind Sun Sky Corporation, which is a television and film production company in British Columbia, Canada. The investment is accounted for as an equity method investment. During the year ended December 31, 2020, the Company recognized $258,842 in income resulting from the portion of net income attributable to its ownership interest. For the year ended December 31, 2020, the investee had sales of $1,601,621, gross profit of $1,086,213 and net income of $528,246. The Company does not anticipate that the amount of income from this investment will exceed 20% of its pretax income in future years.

(14)

F-19

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company is a Limited Liability Company (LLC). Members of an LLC are not personally liable for any debt, liability or obligation of the Company. The Company's operations consist of both an LLC, which is taxed as a corporation, and certain corporate subsidiaries, which are subject to taxation under the provisions of the Internal Revenue Code. Certain LLC subsidiaries have elected to be taxed as partnerships and any associated tax obligations for those entities flows to the members of those entities.

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates that are expected to be in effect when the differences reverse.

The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Deferred income tax assets are recognized subject to management's judgment that realization is more likely than not.

Sales Taxes

Sales and similar taxes collected by the Company are netted with the corresponding sale to the customer. The Company collects that sales tax from customers and remits the entire amount to the state.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $1,285,717 for the year ended December 31, 2020.

Delivery Costs

All costs of delivery are included in Cost of Sales. Delivery costs were $1,781,094 for the year ended December 31, 2020.

Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through October 29, 2021, the date the financial statements were available to be issued.

(15)

F-20

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 2 PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2020:

Leasehold Improvements	$	103,028
Furniture and Fixtures		185,393
Computers		37,728
Machinery and Equipment		1,029,876
Vehicles		300,000
		1,656,025
Less: Accumulated Depreciation		1,032,793
Net Property and Equipment	$	623,232

Depreciation expense of property and equipment was approximately $174,575 for the year ended December 31, 2020.

NOTE 3 LINE OF CREDIT

On September 25, 2020, the Company entered into a credit agreement with East West Bank for a revolving line of credit which permits borrowings up to $8,000,000. The rate of interest will fluctuate based on an applicable margin plus the Prime Rate or LIBOR, as applicable. The interest rate shall in no event be less than 3.75% per annum. The current rate is 0.25% less than the Prime Rate (effective rate of 3.75% at December 31, 2020) and no interest is charged on the unused balance. The agreement is secured by substantially all of the Company's negotiable collateral and intellectual property collateral, is subject to certain financial covenants, and expires on September 25, 2023. At December 31, 2020, the outstanding balance on the line was $595,716. The Company believes it is in compliance with or has received waivers for all of the restrictive covenants at December 31, 2020.

The balance of the revolving line of credit is inclusive of $116,111 of unamortized loan fees. Loan fees are being amortized using the straight-line method, which approximates the effective interest rate method over the term of the Loan. Amortization of loan fees is included in interest expense.

(16)

F-21

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 4 BACKSTOP ARRANGEMENT

On September 25, 2020, the Company entered into an unsecured agreement with one of its members to advance up to $5,000,000 to East West Bank, the lender on the Company's revolving line of credit ("Backstop Note"). The Backstop Note accrues interest at 7% per annum and, unless converted to equity, would be due at the six-month anniversary of the line of credit or March 25, 2024. The advances would be in effect if the Company is unable to repay its line of credit with East West Bank as lender and the lender calls for borrowings under the Backstop Note. Any borrowings and any unpaid interest on the Backstop Note are able to be converted into an equivalent amount of the Company's equity at 80% of the then-current Series A Preferred Unit price.

In addition to the convertible note and as part of the Backstop arrangement, the Company issued 240 warrants to purchase Common Units in the Company for an exercise price of $10. These warrants do not vest unless or until there is funding advanced under the Backstop Note.

No funds have been issued under the Backstop Note and therefore nothing has been recorded for the warrants as none have vested and no amount has been recorded for the convertible note as no funds have been borrowed.

NOTE 5 MEMBERS' EQUITY

Series A Units

During the year ended December 31, 2020, the Company issued Series A Preferred Units at a value of $2,083 per Unit. Certain Series A Preferred Units were also issued in 2019 for the same purchased value of $2,083. Preferred Units will receive preference in liquidation over Common Units up to $2,083 per unit, and then pro-rata with all members of the Company, and their total return is capped at two times the liquidation preference. Preferred units can convert to Common on a one-to-one basis and will be deemed to be converted if the amount distributable would be greater as a Common Unit. Series A Preferred Units also have certain voting rights such as providing approval on mergers, liquidation of the Company, creation of new securities, incur or guarantee any debt, changing the primary business of the Company, dividends or distributions, among others.

Common Units

Common units were granted to the three founding members of the Company. Once the liquidation preference has been met, Common Units can receive distribution pro-rata will all members according to the number of Units held.

(17)

F-22

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 5 MEMEBERS' EQUITY (CONTINUED)

Warrants

In connection with the issuance of Preferred Units with one of its members, on December 31, 2019, the Company issued 254 warrants to purchase Series A Preferred Units. The warrants have an exercise price per unit of $3,937 and an aggregate purchase price of $1,000,000. The warrants vest over four years in the following manner: 64 units at December 13, 2020; 63 units at December 31, 2021; 64 units at December 31, 2022; and 63 units at December 13, 2023. At December 31, 2020, the Company had 254 warrants outstanding and 64 that are exercisable. The fair value of the warrants was estimated at issuance date using the Black-Scholes option pricing model. At the option of the warrants holder, the warrants are to be fully settled in units. The grant date fair value of the outstanding warrants were recorded in members' equity upon issuance as the warrants will be settled with Series A Preferred Units.

Incentive Plan

The Company has reserved 13,816 Common Units for issuance under the 2019 Mr. Mango, LLC Equity Incentive Plan. As of December 31, 2020, there were no issuances under the Plan.

NOTE 6 INTANGIBLE ASSETS

The following table summarizes the components of intangible assets and related accumulated amortization balances:

		December 31, 2020		
	Average Life (In Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Capitalized Production Costs	2	$ 3,907,548	$ (3,907,548)	$ -
In-Process Production		4,192,671	-	4,192,671
Other Intangible Assets	15	490,756	(82,827)	407,929
Total		$ 8,590,975	$ (3,990,375)	$ 4,600,600

As of December 31, 2020, the estimated future amortization expense of Other Intangible Assets in the table above is as follows:

Year Ending December 31,	Total
2021	$ 32,717
2022	32,717
2023	32,717
2024	32,717
2025	32,717
Thereafter	244,344
	$ 407,929

Amortization expense of intangible assets was $558,638 for the year ended December 31, 2020.

(18)

F-23

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 7 EMPLOYEE BENEFIT PLANS

In 2018, the Company established a qualified 401(k) profit sharing plan which covers all employees who meet eligibility requirements. The Company's contribution to the plan, as determined by the board of directors, is discretionary. Employees are also permitted to make voluntary contributions up to 75% of their annual aggregate compensation up to the maximum amount allowed by law. The Company's contributions for 2020 was $162,027. The 2020 contributions represent a 100% match of the employees' 401(k) contributions after three months of employment, based on contributions up to 4%.

NOTE 8 RELATED PARTY TRANSACTIONS

A subsidiary of the Company is a guarantor on two loans for B&C with two separate banks. The loan balances as of December 31, 2020 amounted to $5,264,973 and $3,882,426 for a total of $9,147,399. The note is secured by a building owned by B&C and leased to the Company. The Company may be required to perform under the note should B&C default on its obligations. Management does not anticipate any requirement to pay in the near future. Management believes the Company and B&C are in compliance with any covenants and restrictions related to the loan in B&C.

The Company leases a building under an operating lease agreement from B&C. The Company currently makes monthly payments in the amount of $87,286 until December 31, 2020. The agreement provides for annual increases of 102% of base rent in the immediately preceding year. Rent due to B&C totaled $171,730 as of December 31, 2020 recorded within Due to Related Parties on the consolidated balance sheet.

The Company incurs expenses to make building improvements which are reimbursed by B&C. As of December 31, 2020, B&C owes the Company $1,248,240 for building improvements recorded in Due from Related Parties on the consolidated balance sheet.

The Company incurs expenses with Wind Sun Sky, a related party through the Company's 49% ownership, in connection with certain production activities. The Company owes Wind Sun Sky $234,717 as of December 31, 2020.

The Company has a royalty agreement with one of its members for 15% on sales of comics, and sales at conventions and merchandise sold, 30% on local licensing and 70% on international licensing. Royalty expense of $3,826,595 was incurred for the year ended December 31, 2020. Accrued royalties totaled $2,345,204 as of December 31, 2020.

(19)

F-24

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 9 OPERATING LEASES

The Company leases a building in Los Angeles, California under an operating lease with B&C, a related party. The lease expires on December 31, 2026. Rent expense of $796,781 was incurred for the year ended December 31, 2020.

The Company also leases certain equipment under operating leases with third parties. In 2020, the Company had total rent expense, including tax expense of approximately $9,676 for the year ended December 31, 2020.

Future minimum rental payments on the operating leases are as follows:

Year Ending December 31,	Related Parties	Other	Total
2021	$ 1,068,385	$ 11,082	$ 1,079,467
2022	1,089,752	6,282	1,096,034
2023	1,111,547	-	1,111,547
2024	1,133,778	-	1,133,778
2025	1,156,454	-	1,156,454
Thereafter	1,179,583	-	1,179,583
Total	$ 6,739,499	$ 17,364	$ 6,756,863

NOTE 10 INCOME TAXES

Components of income tax expense for the year ended December 31, 2020 are as follows:

Current	$ 866,394
Deferred	(615,648)
Income Tax Provision	$ 250,746

Components of deferred income taxes as of December 31, 2020 are as follows:

Deferred Tax Assets:	
Federal Net Operating Loss (NOL) Carryforward	$ 2,586,767
State NOL Carryforward	2,208,628
Valuation Allowances	(4,179,747)
Total Net Deferred Tax Assets	$ 615,648

(20)

F-25

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 10 INCOME TAXES (CONTINUED)

Consideration of whether a valuation allowance should be recorded against deferred tax assets is based on the likelihood that the benefits of the deferred tax assets will or will not ultimately be realized in future periods. Accounting standards require that all available evidence, both positive and negative, be considered to determine whether, based on the weight of that evidence, a valuation allowance is needed. Realization of the future benefits related to the deferred tax assets is dependent on many factors, including the Company's ability to generate taxable income within the near to medium term and tax planning strategies. The Company has considered these factors in determining the amount of the valuation allowance.

The Company's valuation allowance was $4,179,747 as of December 31, 2020, due to net operating loss carryforwards not deemed likely to be realized in future periods.

The federal and blended state income tax rates used in determining the provision for the year ended December 31, 2020 is 21.00% and 6.91%, when applicable, respectively. The Company's effective tax rate was less than the statutory rate due to NOLs applied against income

As of December 31, 2020, the Company's NOLs were approximately $22,202,221. The utilization of NOL carryforwards is subject to annual limitations under Section 382 of the Internal Revenue Code. The Company has determined that a valuation allowance against deferred tax assets is necessary in all jurisdictions.

For the year ended December 31, 2020, the Company did not recognize any penalties or interest related to unrecognized positions. As of December 31, 2020, the Company had not accrued any penalties and interest relating to unrecognized tax positions.

The Company has not received any notice or indication of federal income tax examination and as such the tax years 2016 through 2019 remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which the Company is subject.

(21)

F-26

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 11 COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the ultimate resolution of these matters is not expected to have a material adverse effect on the Company's financial position, results of operations or liquidity.

During 2017, the Company engaged a law firm for legal services and the parties continue to dispute the appropriate amount owed for services provided. As of the release date of these consolidated financial statements, the Company is working to settle and resolve the dispute and the parties continue to procced with amicable settlement discussions.

NOTE 12 LITIGATION

From time to time, the Company encounters content and items for sale that may infringe their copyrights, trademarks, and domain names available on various online retail and streaming platforms and other websites, such as unauthorized fan reviews featuring extensive copying of Company-owned properties, unauthorized shows that copy to look and feel of Company owned digital content and unauthorized t-shirts bearing the Skybound logo or free downloads of comic book issues. The Company addresses such possible infringement in the ordinary course of business consistent with advice of the Company's counsel.

In May 2014, the Company entered into a License and Co-Development Agreement with a publishing company. During December 2018, the publishing company filed for reorganization under local law. This action violated a clause in the agreement and triggered an automatic agreement termination. The Company unsuccessfully attempted to find a solution to permit the continuation of the agreement. In May 2019, the Company communicated and confirmed the absolute termination of the agreement due to the publishing company's breach and demanded payment of: (i) $400,000 in respect of the delinquent monthly guarantee payments and (ii) all unpaid royalty amounts. The Company has yet to receive payment or further communication since its payment demands.

In connection with a third-party software development contract breach, the Company received a settlement of $2,000,000 recorded as Settlement Income in Other Income on the consolidated statement of income. The counterparty failed to develop a game by a certain release date which created missed opportunities for the Company in terms of publishing and other opportunities.

The Company is involved in certain employment and other legal claims and disputes arising in the ordinary course of business. Although it is not possible to predict the outcome of these matters, it is management's opinion that the outcomes will not have a material effect on the financial condition of the Company and the Company has adequate insurance coverage for any potential outcomes.

(22)

F-27

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 13 PAYCHECK PROTECTION PROGRAM LOAN

Between April 5, 2020 and April 29, 2020, the Company received a total of six loans between East West Bank and City National Bank in the amount of $1,627,781 to fund payroll, rent, utilities, and interest on mortgages and existing debt through the Paycheck Protection Program (the PPP Loan) for the Company and its subsidiaries.

East West Bank	$708,800	April 5, 2020
East West Bank	$149,600	April 5, 2020
East West Bank	$270,000	April 5, 2020
City National Bank	$61,472	April 25, 2020
City National Bank	$250,700	April 28, 2020
City National Bank	$187,209	April 29, 2020

The original loan agreements were written prior to the PPP Flexibility Act of 2020 (June 5) and were due over 24 months deferred for six months. Subsequently, the law changed the loan deferral terms retroactively. The PPP Flexibility Act and subsequent regulations supersede the loan agreements. The PPP Loans bear interest at a fixed rate of 1.0% per annum, have a term of two years, and are unsecured and guaranteed by the U.S. Small Business Administration (SBA). Payments of principal and interest are deferred until the date on which the amounts of forgiveness are remitted to the lender or, if the Company fails to apply for forgiveness within 10 months after the covered period, then payments of principal and interest shall begin on those dates. These amounts may be forgiven subject to compliance and approval based on the timing and use of these funds in accordance with the program. The covered periods ranged from April 5, 2020 to May 31, 2020 and from April 29, 2020 to June 24, 2020, respectively, representing the time that the receiving business had to spend its PPP Loan funds.

The Company is following ASC 470, *Debt*, to account for the initial receipts related to the PPP Loans. On December 16, 2020, the SBA processed one of the Company's PPP Loan forgiveness applications and notified East West Bank the $270,000 PPP Loan qualified for full forgiveness. Loan proceeds were received by the bank from the SBA on this date. Therefore, the Company was legally released from this debt and the loan forgiveness has been recorded as a gain on extinguishment of debt, which is included in Other Income during the year ended December 31, 2020.

The SBA may review funding eligibility and usage of funds for compliance with program requirements based on dollar threshold and other factors. The amount of liability, if any, from potential noncompliance cannot be determined with certainty; however, management is of the opinion that any review will not have a material adverse impact on the Company's financial position.

The Company has classified the other five loans as current liabilities in accordance with the terms of the agreement and current PPP program provisions. The Company did not accrue interest as of December 31, 2020. Subsequent to year-end, the SBA determined the other five loans qualified for full forgiveness.

(23)

F-28

MR. MANGO, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
(SEE INDEPENDENT ACCOUNTANTS' REVIEW REPORT)

NOTE 14 SUBSEQUENT EVENTS

Subsequent to year-end, PPP Loan forgiveness was granted on the other five loans. The Company will recognize forgiveness subsequent to year-end.

Subsequent to year-end, the Company received a Second Draw PPP Loan of $230,170 from East West Bank. These funds must be used in accordance with the program requirements. Additionally, some or all of the funds may be forgiven based on compliance with program requirements and approval by the SBA.

Subsequent to year-end, the Company, as plaintiff, settled a breach of contract claim relating to unpaid minimum guarantee payments due pursuant to a video game license agreement. In February 2021, the Company received a settlement through the defendant's bankruptcy court proceedings and the licensing agreement was thereby resolved and terminated. The settlement included an unsecured claim of $300,000 and an administrative claim of $15,000. The Company has received payment related to the $15,000 claim and no payments have yet been received related to the unsecured claim as the counterparty works through bankruptcy proceedings.

Subsequent to year-end, the three Company founders each redeemed $125,000 of Common Units for cash. In June 2021, the Company issued Series B funding in the amount of $14,500,000 for 8,688 of Series B Preferred Units.

(24)

F-29

Investment advisory services are offered through CliftonLarsonAllen Wealth Advisors, LLC, an SEC-registered investment advisor. CLA is an independent member of Nexia International, a leading, global network of independent accounting and consulting firms. See nexia.com/member-firm-disclaimer for details. **CliftonLarsonAllen LLP**

A member of Nexia International

F-30

Items 16/17

Index to Exhibits/Description of Exhibits

Exhibit Number	Description

1.1	Engagement Agreement with OpenDeal Broker LLC*
2.1	Sixth Amended and Restated Limited Liability Operating Agreement*
2.2	First Amendment to the Sixth Amended and Restated Limited Liability Operating Agreement*
2.3	Second Amendment to the Sixth Amended and Restated Limited Liability Operating Agreement*
4.1	Subscription Agreement*
11.1	Consent of dbb mckennon LLC*
12.1	Legal Opinion of Ross Law Group, PLLC*

* To be filed by amendment.

29

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 26, 2022.

MR. MANGO LLC

By:
Name:	David Alpert
Title:	CEO (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form 1-A has been signed by the following persons in the capacities and on the dates indicated.

Name:	David Alpert
Title:	CEO, Secretary, and Manager

Name:	Jon Goldman
Title:	Chairman and Manager

Name:	Robert Kirkman
Title:	Chairman, Chief Creative Officer, and Manager

Name:	Byung Joon Song
Title:	Manager

Name:	Kevin D. Irwin, Jr.
Title:	Manager

Name:	Ian Livingstone
Title:	Manager

30